TRUST INDENTURE
between
PRODUITS FORESTIERS CANADIEN PACIFIQUE LIMITEE -
CANADIAN PACIFIC FOREST PRODUCTS LIMITED
and
COMPAGNIE MONTREAL TRUST -
MONTREAL TRUST COMPANY
In respect of
10.85% Debentures Due 2014
Bearing formal date of December 12, 1989

     THIS INDENTURE dated as of December 12, 1989 between PRODUITS FORESTIERS CANADIEN PACIFIQUE LIMITEE — CANADIAN PACIFIC FOREST PRODUCTS LIMITED, a corporation amalgamated under the Canada Business Corporations Act (herein called the “Corporation”) having its principal executive office at 1155 Metcalfe Street, Montreal, Quebec, H3B 2X1 and MONTREAL TRUST COMPANY — COMPAGNIE MONTREAL TRUST, a Quebec corporation duly authorized to carry on the business of a trust company (herein called the “Trustee”).
Recitals of the Corporation
     The Corporation has duly authorized the creation of an issue of its 10.85% Debentures Due 2014 of substantially the tenor and amount herein set forth, and to provide therefor the Corporation has duly authorized the execution and delivery of this Indenture.
     All things necessary to make the Securities, when executed by the Corporation and authenticated and delivered by the Trustee hereunder and duly issued by the Corporation, the valid obligations of the Corporation, and to make this Indenture a valid agreement of the Corporation, in accordance with their and its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the acquisition of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of all Holders of the Securities, as follows:

ARTICLE ONE
Definitions and Other Provisions of
General Application
     Section 101. Definitions.
     (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     “This Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
     All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein”, “hereof”, “hereunder” and “herewith” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     (b) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date or time of such computation;

     (c) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular.
          “Act” when used with respect to any Securityholder has the meaning specified in Section 103.
          “Acting jointly or in concert”, when used in relation to a Person, has the meaning assigned to such term in the Ontario Act.
          “Affiliate” of any Person has the meaning assigned to such term in the Ontario Act.
          “Associate” of any Person has the meaning assigned to such term in the Ontario Act.
          “Beneficial Owner” or “Beneficial Ownership”, when used in relation to shares, includes the meaning assigned to such terms in the Ontario Act.
          “Board of Directors” means the board of directors of the Corporation or, when the context otherwise permits, any duly authorized committee or member of the board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation or by another officer of the Corporation acceptable to the Trustee as having been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Branch Security Register” and “Branch Security Registrar” have the respective meanings specified in Section 305.

          “Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close for the entire day.
          “CBRS” means Canadian Bond Rating Service Limited.
          “Canada Yield Price” shall mean, in effect, a price equal to the price of the Securities calculated to provide a yield to maturity equal to the Government of Canada Yield plus 0.50% on the business day preceding the date of the resolution authorizing the redemption or if such price is being calculated for the purpose of Section 1109, on the business day preceding the date of purchase.
          “Central Security Register” has the meaning specified in Section 305.
          “Continuing Director” at any date means an individual who is a member of the Board of Directors on such date and who either was a member of the Board of Directors on the date of this Indenture or shall have become a member thereof subsequent to such date (i) with the approval of at least a majority of the Continuing Directors then members of the Board of Directors or (ii) following the election of such member at an annual general meeting of shareholders to replace a director who has died or who has resigned or otherwise retired in the ordinary course, provided that the number of directors that may be so elected to replace a director who has resigned or otherwise retired, shall not exceed 20% of the number of directors in office immediately prior to the previous annual general meeting of shareholders.

          “Corporation” means the Person named as the “Corporation” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Corporation” shall mean such successor corporation.
          “Corporation Request”, “Corporation Order” and “Corporation Consent” mean, respectively, a written request, order or consent delivered to the Trustee after having been signed in the name of the Corporation by its Chairman of the Board, President or a Vice-President, and by its Secretary, an Assistant Secretary, its Treasurer, an Assistant Treasurer, its Controller or an Assistant Controller or by any two officers of the Corporation duly authorized for the purpose by a Board Resolution and acceptable to the Trustee.
          “DBRS” means Dominion Bond Rating Service Limited.
          “Debt” means any undischarged indebtedness for money borrowed, whether or not evidenced by any note, bond, debenture or other instrument; provided, however, that Debt shall not include any Debt for the payment or redemption of which money in the necessary amount shall have been deposited in trust either at or before the maturity or redemption date thereof.
          “Designated Event” shall be deemed to have occurred each time:
(i)	a Person, alone or with its Affiliates, Associates or Persons with whom such Person is acting jointly or in concert, becomes the Beneficial Owner of more than 30% of the total voting rights attaching to all outstanding Voting Shares of the Corporation or subsequently increases such Beneficial Ownership from 50% or less to a majority of the total voting rights attaching to all Voting Shares of the Corporation; provided that this clause (i) shall not apply to the acquisition of shares of the Parent Company; or

(ii)	the individuals who are Continuing Directors shall cease for any reason to constitute at least two-thirds of the Board of Directors; or

(iii)	the Corporation consolidates or amalgamates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or amalgamates with or merges into the Corporation, in any such event pursuant to a transaction in which outstanding Voting Shares of the Corporation are changed into or exchanged for cash, securities or other property, provided that there shall be excluded from the application of this clause (iii) such transactions (a) between the Corporation and its Subsidiaries or between Subsidiaries, (b) involving solely the establishment of a public holding company for the Corporation, or (c) involving the exchange of the Corporation’s Voting Shares as consideration in the acquisition of another business or businesses (without change or exchange of the Corporation’s outstanding Voting Shares into or for cash, securities or other property); or

(iv)	the Corporation or any Subsidiary of the Corporation purchases or otherwise acquires, directly or indirectly, Beneficial Ownership of Voting Shares of the Corporation if, after giving effect to such purchase or acquisition, the Corporation (together with its Subsidiaries) shall have acquired 30% or more of the Corporation’s Voting shares within any 12-month period calculated by reference to the Voting Shares outstanding at the beginning of such period; or

(v)	on any date (a “Calculation Date”) the Corporation makes any distribution or distributions of cash, property or securities (excluding regular dividends and distributions of shares of the Corporation that are not Redeemable Shares) to holders of Voting Shares of the Corporation or purchases or otherwise acquires Beneficial Ownership of Voting Shares of the Corporation and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the preceding 12-month period, is at least 30% of the fair market value of the outstanding Voting Shares of the Corporation; this last percentage is calculated on each Calculation Date by dividing (x) the fair market value of the distributions and purchases which have occurred on such Calculation Date by (y) the fair market value of the Corporation’s outstanding Voting Shares immediately prior to such distributions or purchases, and adding to that percentage all of the percentages which have been similarly calculated on the dates of all such distributions and purchases during the preceding 12-month period.

          “Event of Default” has the meaning specified in Section 501.
          “Extraordinary Resolution” means any Act by the Holders of Securities which has been (a) signed by or for the Holders of not less than two-thirds in principal amount of the Outstanding Securities; or (b) adopted by the Holders of two-thirds in principal amount of the Outstanding Securities voting thereon at a meeting of the Holders of Securities duly held pursuant to the provisions of Article Nine.
          “Full Rating Category” means (i) with respect to CBRS, any of the following categories: B+, B, C++, C+ and C, (ii) with respect to DBRS, any of the following categories: BB, B, CCC, CC and C and (iii) with respect to any other Rating Agency, the equivalent of any such category of CBRS or DBRS used by such other Rating Agency. In determining whether the rating of the Securities has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (high and low for CBRS and for DBRS or the equivalent gradation for another Rating Agency) shall constitute one-third of a Full Rating Category. Thus, with respect to DBRS, a decline in a rating from BB (high) to B (high) will constitute a decline of one Full Rating Category, and a decline in a rating from BB (high) to BB or BB (low) will constitute a decline of less than one Full Rating Category.
          “Government of Canada Yield” on any date shall mean, in effect, the yield to maturity on such date compounded semi-annually which a non-callable Government of Canada Bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity of the Securities; the Government of Canada Yield will be provided by two Canadian investment dealers, RBC Dominion Securities Inc. and Wood Gundy Inc. or such other Canadian investment dealer or dealers as the Corporation may determine from time to time and as may be acceptable to the Trustee.
          “Holder” when used with respect to any Security means a Securityholder.
          “Interest Payment Date” means the Stated Maturity of an instalment of interest on the Securities.
          “Investment Grade” means B++ (low) or higher by CBRS or BBB (low) or higher by DBRS or the equivalent of such ratings by CBRS or DBRS or by any other Rating Agency.
          “Maturity” when used in respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
          “Mortgage” means any mortgage, hypothec, privilege, pledge, security interest, floating charge, conditional sale or other title retention agreement or other similar lien or encumbrance.
          “Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice-President, and by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Corporation (or by any two officers of the Corporation duly authorized for the purpose by a Board Resolution and acceptable to the Trustee), and delivered to the Trustee.

          “Ontario Act” means the Securities Act (Ontario), R.S.O. 1980, c. 466, as amended to the date of this Indenture.
          “Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided in this Indenture) be counsel for the Corporation (whether or not in the employ of the Corporation), and shall be appointed by Corporation Order and acceptable to the Trustee.
          “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Corporation) in trust or set aside and segregated in trust by the Corporation (if the Corporation shall act as a Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)	Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Corporation;
provided, however, that in determining which Persons are entitled to vote at a meeting of Holders of Securities or whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Corporation, or any other obligor upon the Securities or any Affiliate of the Corporation, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the entitlement to vote, the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Corporation or any other obligor upon the Securities or any Affiliate of the Corporation or such other obligor.
          “Parent Company” means the company which, on the date of this Indenture, owns all of the outstanding shares of the Corporation’s current majority shareholder.

          “Paying Agent” means any Person, which may be the Corporation, authorized by the Corporation to pay the principal of and interest on any Securities on behalf of the Corporation.
          “Person” means an individual, body corporate, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.
          “Place of Payment” means any municipality referred to in Section 301.
          “Place of Registration” means and includes the principal office of the Trustee in each of the Cities of Halifax, Montreal, Toronto, Winnipeg, Calgary or Vancouver or any other office or agency appointed by the Corporation pursuant to Section 1002.
          “Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.
          “Principal Subsidiary” at any time means a Subsidiary:
(a)	whose total assets or gross revenues (both calculated on a proportionate consolidation basis) represent not less than 15% of the consolidated total assets or, as the case may be, consolidated gross revenues of the Corporation and its

Subsidiaries taken as a whole, all as calculated by reference to the then latest financial statements (consolidated or, as the case may be, unconsolidated, in accordance with generally accepted accounting principles) of such Subsidiary and the then latest consolidated audited financial statements of the Corporation and its Subsidiaries, after deducting from either of such amounts, as the case may be, the proportion thereof related to minority interests, if any, in the Subsidiary under consideration; or

(b)	to which is transferred the whole or substantially the whole of the assets and undertaking of a Subsidiary which immediately prior to such transfer is a Principal Subsidiary;
provided, however, that no Subsidiary shall be a Principal Subsidiary unless it shall have been a Subsidiary for a period of at least 90 days, unless it has no voting shares traded on a stock exchange and unless its assets and liabilities are, on the basis of the accounting practice and principles applied by the Corporation’s auditors, consolidated with those of the Corporation for the purpose of the preparation from time to time of the Corporation’s balance sheet.
          “Purchase Money Obligation” means any indebtedness of the Corporation, of a Subsidiary or of or related to any joint venture, partnership or similar arrangement in which the Corporation or a Subsidiary has an interest, incurred in respect of the cost of acquisition of any property (including shares of capital stock or Debt) or of the cost of construction or improvement of any property acquired, constructed or improved after the date of this Indenture, which indebtedness existed at the time of acquisition or was created, issued, incurred, assumed or guaranteed contemporaneously with the acquisition, construction or improvement or within 120 days after the completion thereof and includes any extension, renewal or refunding of any such indebtedness if the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased.
          “Put Price” on any date means a price equal to the price of the Securities calculated to provide a yield to maturity equal to the Government of Canada Yield plus 0.75% on the business day preceding such date.
          “Rating Agency” means CBRS and its successors or DBRS and its successors or, if CBRS or DBRS or both shall not make a rating on the Securities publicly available, a recognized securities rating agency or agencies, as the case may be, selected by the Corporation which shall be substituted for CBRS or DBRS or both, as the case may be.
          “Rating Date” means the date which is 120 days prior to public disclosure of the occurrence of a Designated Event.
          “Rating Decline” shall be deemed to have occurred if on any date within the 90-day period following public disclosure of the occurrence of a Designated Event (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by a Rating Agency):
(a)	where the Securities were rated by a Rating Agency on the Rating Date as Investment Grade, the rating of the Securities by such Rating Agency is below Investment Grade; or

(b)	where the Securities were rated by a Rating Agency on the Rating Date below Investment Grade, the rating of the Securities by such Rating Agency is at least one Full Rating Category below the rating of the Securities by such Rating Agency on the Rating Date.
          “Rating Decline Date” shall be the date on which a Rating Decline is deemed to have occurred after a Designated Event.
          “Rating Recovery” shall be deemed to have occurred if the rating of the Securities by each Rating Agency which has effected a Rating Decline is re-established to at least the rating existing at the Rating Date.
          “Record Date” for the interest payable on any Interest Payment Date means the date specified in Section 301.
          “Redeemable Share” means a share issued by the Corporation that the Corporation (a) may purchase or redeem on the demand of the Corporation or (b) is required by its articles to purchase or redeem at a specified time or on the demand of a shareholder.
          “Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price” when used with respect to any Security to be redeemed means the higher of (a) the Canada Yield Price and (b) 100% of the principal amount thereof, together in each case with accrued and unpaid interest to the Redemption Date.

          “Registered Holder” when used with respect to any Registered Security means the Person in whose name such Security is registered in the Central Security Register.
          “Registered Security” means any Security registered in the Central Security Register.
          “Repayment Date” shall be a date which is 120 days following a Rating Decline Date or, if the Corporation has given to the Securityholders a notice of increased interest rate on the Securities pursuant to paragraph (c) of Section 1007, the 30th day following the giving of such notice (or if either such date is not a Business Day at any Place of Payment, then the Business Day next succeeding such date).
          “Responsible Officer” when used with respect to the Trustee means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Security” or “Securities” means any or all of the 10.85% Debentures Due 2014 authenticated and delivered pursuant to this Indenture.

          “Securityholder” means a Registered Holder of a Registered Security.
          “Security Registers” has the meaning specified in Section 305.
          “Stated Maturity” when used with respect to any Security or any instalment of interest thereon means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of interest is due and payable and includes the Redemption Date and the Repayment Date.
          “Subsidiary” means any corporation of which more than 50% of the Voting Shares is owned, directly or indirectly, by or for the Corporation or by or for any corporation in like relation to the Corporation and includes any corporation in like relation to a Subsidiary.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
          “Voting Shares” means shares of capital stock of any class or classes of a corporation having under all circumstances or under some circumstances that have occurred and are continuing the right to elect members of the board of directors of such corporation, and includes securities currently convertible into such shares and currently exercisable rights to acquire such shares or convertible securities, provided that, for the purposes hereof, shares which only carry the right to vote conditionally on the happening of an event which has not yet occurred shall not be considered Voting Shares nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.
     Section 102. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Corporation may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Corporation stating that the information with respect to such factual matters is in the possession of the Corporation, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, con-

sents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 103. Acts of Holders of Securities.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (1) one or more instruments of sub- stantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing, (2) a resolution duly adopted by the Holders of Securities at a meeting of Holders of Securities duly called and held in accordance with the provisions of Article Nine. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or resolution are delivered to the Trustee and, where it is hereby expressly required, to the Corporation. Such instrument or instruments and resolution (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments or so voting on such resolution. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Corporation if made in the manner provided in this Section. Proof of the due adoption of any such resolution by the appropriate percentage of Holders of Securities at a meeting thereof shall be sufficient for any purpose of this Indenture if such resolution forms part of and its due adoption by such appropriate percentage is evident from the record of such meeting prepared, signed and verified in the manner provided in Section 906.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.
     (c) The fact and date of execution of any such instrument or writing may also be proved in any other manner which the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.
     (d) The holding of Registered Securities shall be proved by the Central Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Corporation in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 104. Notices, Etc., to Trustee and Corporation.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this

Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Securityholder or by the Corporation shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal office in the City of Montreal or at any other address previously furnished by notice in writing to the Corporation by the Trustee and notified to the Securityholders in accordance with Section 105, or
     (2) the Corporation by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder if in writing and either mailed, first-class postage prepaid, or telexed or telecopied and confirmed by first-class mail postage prepaid, to the Corporation addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of its Secretary, or at any other address or to the attention of any other Person previously furnished in writing to the Trustee by the Corporation and notified to the Securityholders in accordance with Section 105.
     Section 105. Notices to Securityholders; Waiver.
     Except as otherwise expressly provided herein, where this Indenture provides for notice to Securityholders of any event, such notice shall be sufficiently given to any Holder of Securities if in writing and mailed, first-class postage prepaid, to such Holder of such Security, at his address as it appears on the Central Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
     In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided above.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by first-class postage prepaid mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.
     Where this Indenture provides for notice to any Person in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 106. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 107. Successors and Assigns.
     All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether so expressed or not.
     Section 108. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 109. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall, except as may be required by any applicable law, give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 110. Governing Law.
     This Indenture and each of the Securities shall be construed in accordance with and governed by the laws of the Province of Quebec and the laws of Canada applicable therein. Any reference herein to a “trust”, an “express trust” or the “holding in trust” is to a trust validly created in accordance with the laws of any jurisdiction that recognizes that ownership of the property of the trust belongs irrevocably to the beneficiary of the trust.

     Section 111. Legal Holidays.
     In any case where any Interest Payment Date or date of Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on such Interest Payment Date or such date of Maturity, provided that if such payment is duly made on such next succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or such date of Maturity, as the case may be, to and including such next succeeding Business Day.
     Section 112. Language of Notices, Etc.
     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English or French language.
ARTICLE TWO
Security Forms
     Section 201. General.
     The Securities and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their signing of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof.
     Section 202. Form of Security
CANADIAN PACIFIC FOREST PRODUCTS LIMITED
10.85% Debenture Due 2014

$	No.
     CANADIAN PACIFIC FOREST PRODUCTS LIMITED, a corporation incorporated under the Canada Business Corporations Act (hereinafter called the “Corporation”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                                             , or registered assigns, on November 30, 2014 the principal sum of                                          DOLLARS and to pay interest thereon from and including the later of December 12, 1989 and the most recent Interest Payment Date to which interest has been paid or duly provided for, calculated and payable semiannually in arrears on May 31 and November 30 in each year commencing on May 31, 1990 (each such date being an “Interest Payment Date”), at the rate of 10.85% per annum. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Record Date for such interest, which shall be the 15th day (whether or not a business day) of the same calendar month as such Interest Payment Date. Payment of the principal of and interest on this Security will be made in lawful money of Canada at any branch in Canada of The Royal Bank of Canada, at the option of the Holder, or at such other place as may be designated by the Corporation for such purpose and approved by the Trustee. Payment of interest on this Security may be made at the option of the Corporation by warrant or cheque mailed to the address of the Person or Persons entitled thereto as such address shall appear on the Central Security Register. In the event that the Corporation is in default of its obligation to pay any amount of principal or interest, the Corporation shall pay interest on the amounts in default at the same rate, at the same places and on the same dates, to the extent such is permitted by law.
     This Security is one of a duly authorized issue of Securities of the Corporation designated as its 10.85% Debentures Due 2014 (herein called the “Securities”), limited in aggregate principal amount to $125,000,000, issued and to be issued under an indenture bearing formal date of December 12, 1989 (herein called the “Indenture”), between the Corporation and Compagnie Montréal Trust - Montreal Trust Company, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Corporation, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities will be direct unsecured obligations of the Corporation and will rank pari passu with all other unsecured indebtedness of the Corporation.

     All terms used in this Security which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture except as otherwise expressly provided or unless the context otherwise requires.
     The Securities will be redeemable, at the Corporation’s option, in whole at any time or in part from time to time, on not more than 60 and not less than 30 days’ prior notice, at the higher of the Canada Yield Price (as defined in the Indenture) and the principal amount thereof plus accrued and unpaid interest to the date fixed for redemption. Where less than all of the outstanding Securities are to be redeemed, the Securities so to be redeemed will be selected by the Trustee in such a manner as it shall deem equitable.
     The Corporation, commencing January 1, 1997, will make all reasonable efforts to purchase for cancellation in the open market during each calendar quarter, 1% of the aggregate principal amount of the Securities at prices below 100% of the principal amount thereof plus accrued and unpaid interest and costs of purchase. If in any of the first three calendar quarters of a calendar year, the Corporation is unable to purchase such principal amount of Securities for any reason, including the fact that the Securities did not trade below their principal amount, such purchase fund obligation for such quarter, to the extent unfulfilled, will be carried forward for the succeeding quarter or quarters of the said calendar year. All purchase fund obligations which the Corporation has been unable to fulfill during any calendar year shall become extinguished as at the end of such year. The Securities which the Corporation is obligated to purchase during any calendar quarter pursuant to this provision will be reduced by the aggregate principal amount of the Securities redeemed or purchased by the Corporation in the same quarter otherwise than pursuant to this provision.
     When not in default under the Indenture, the Corporation shall also have the right to purchase for cancellation the Securities in the market, by tender or private contract, at any price. The Securities purchased or redeemed by the Corporation shall be cancelled and shall not be reissued.
     Upon the occurrence of both a Designated Event and a Rating Decline (as such terms are defined in the Indenture), each Holder of Securities may require the Corporation to purchase, on the Repayment Date (as defined in the Indenture), all or any portion of its Securities at a price equal to the Put Price (as defined in the Indenture) in effect on the 30th day preceding the Repayment Date, together with accrued interest to the Repayment Date. If, prior to the 30th day preceding a Repayment Date, a Rating Recovery (as defined in the Indenture) shall occur, the Holders of the Securities shall no longer have the right to require the Corporation to purchase their Securities on such Repayment Date. At any time prior to the 90th day following a Rating Decline Date (as defined in the Indenture), the Corporation shall have the right to increase the interest rate borne by the Securities and shall notify the Securityholders of such increased rate. Following the giving of such notice, each Securityholder shall have the right to require the Corporation to purchase, on the Repayment Date, all or any portion of its Securities at a price equal to the Put Price in effect on the date of such notice (which Put Price shall be set forth in the notice), together with accrued interest to such Repayment Date. If any Holder of Securities does not exercise its right to require the Corporation to so purchase its Securities, then its Securities shall bear interest at the increased rate set forth in such notice by the Corporation, as and from the Rating Decline Date. If 90% or more in aggregate principal of the Securities outstanding on the 30th day preceding a Repayment Date have been tendered for purchase on such Repayment Date, the Corporation shall have the right to purchase all of the remaining Securities on such date at the Put Price, together with accrued interest to such date. The Indenture contains various notification provisions concerning the foregoing rights.
     If an Event of Default, as defined in the Indenture, shall occur, the principal of all the Securities may be declared due and payable prior to the Stated Maturity thereof in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities under the Indenture at any time by the Corporation with the consent of the Holders expressed by Extraordinary Resolution, as defined in the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Corporation with certain provisions of the Indenture and of this Security and certain past defaults under the Indenture and under this Security and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

     As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered Holder hereof on the Security Registers of the Corporation, upon surrender of this Security for transfer at the principal office of the Trustee in the Cities of Halifax, Montreal, Toronto, Winnipeg, Calgary and Vancouver, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or other Branch Security Registrar, if any, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Corporation, the Trustee and any agent of the Corporation or of the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes whether or not this Security be overdue.
     The Securities are issuable as fully registered Securities in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable at the principal office of the Trustee in the Cities above mentioned for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Security to be executed by its duly authorized officers.

Dated:	December 12, 1989	CANADIAN PACIFIC FOREST
PRODUCTS LIMITED

By
Chairman, President and Chief Executive Officer

Secretary
Trustee’s Certificate of Authentication
     This is one of the Debentures referred to in the within-mentioned Indenture.

MONTREAL TRUST COMPANY Trustee

By
Authorized Officer
     Notice of Exercise of Put Right by Holder
     Pursuant to the within-mentioned Indenture, upon the occurrence of a Designated Event and a Rating Decline (as defined in the Indenture), the Holder of this Security hereby exercises the right to require the Corporation to purchase, on the applicable Repayment Date (as defined in the Indenture), the total principal amount hereof or the portion thereof indicated below (being a multiple of $1,000), at the applicable Put Price (as defined in the Indenture), together with accrued interest to the said Repayment Date and hereby delivers this Security to the Trustee for such purpose, the whole subject to the Indenture.

Partial purchase:	$
(multiple of $1,000 only)
principal amount.
DATE:

Witness	(Signature of Holder)
Paragraphe 202.      Formule des titres
PRODUITS FORESTIERS CANADIEN PACIFIQUE LIMITEE
Débenture 10,85% échéant en 2014

No	$
     PRODUITS FORESTIERS CANADIEN PACIFIQUE LIMITEE, société constituée en vertu de la Loi sur les sociétés par actions (appelée dans les pré-sentes “Société”, terme qui comprend toute société remplasante aux termes de 1’acte de fiducie mentionné ci-aprés), contre valeur resue, promet par les présentes de payer à                                                                , ou à ses ayants droit inscrits, le 30 novembre 2014 la somme en capital de                                                              DOLLARS et de payer les intérêts s’y rapportant a compter du 12 décembre 1989 ou à compter de la dernière date de paiement des intérêts à l’égard de laquelle des intérêts ont été versés ou dûment mis de côté, selon celle de ces dates qui tombera la dernière, et ce, calculés et payables semestriellement terme

échu le 31 mai et le 30 novembre de chaque année à compter du 31 mai 1990 (chacune de ces dates étant une “date de paiement des intérêts”), au taux annuel de 10,85%. Les intérêts ainsi payables, qui sont payés ponctuellement ou dûment mis de côté, à toute date de paiement des intérêts seront, tel qu’il est prévu dans l’acte de fiducie, versés à la personne au nom de laquelle le présent titre (ou un ou plusieurs titres remplacés, selon la définition de “Predecessor Securities” qui est donnée dans la version anglaise dudit acte de fiducie) est immatriculé à la fermeture des bureaux à la date de clôture des registres se rapportant à ces intérêts, laguelle est le 15e jour (qu’il s’agisse ou non d’un jour ouvrable) du même mois civil que celui de cette date de paiement des intérêts. Le paiement du capital et des intérêts sur le présent titre sera effectué en monnaie légale du Canada à toute succursale au Canada de La Banque Royale du Canada, au gré du porteur, ou à tout autre endroit que la Société peut désigner à cette fin et qui est approuvé par le fiduciaire. Le paiement des intérêts sur le présent titre peut être effectué, au gré de la Société, par mandat ou par chéque posté à l’adresse de la personne ou des personnes y ayant droit, telle que cette adresse apparait dans le registre central des porteurs de titres. Si la Société est en défaut aux termes de son obligation de payer une somme à l’égard du capital ou des intérêts, la Société paiera des intérêts sur les sommes en défaut, et ce, au même taux, aux mêmes endroits et aux mêmes dates, dans la mesure autorisée par la loi.
     Le présent titre est l’un des titres d’une émission dûment autorisée de titres de la Société désignés comme étant ses débentures 10,85% échéant en 2014 (appelées dans les présentes “titres”), dont la somme en capital globale est limitée à 125 000 000 $, lesquelles sont ou doivent être émises en vertu d’un acte de fiducie portant la date officielle du 12 décembre 1989 (appelé dans les présentes “acte de fiducie”) et passé entre la Société et Compagnie Montréal Trust — Montreal Trust Company, à titre de fiduciaire (appelée dans les présentes “fiduciaire”, terme qui comprend tout fiduciaire remplaçant aux termes de l’acte de fiducie); il y a lieu de se reporter à cet acte de fiducie et à tout acte de fiducie supplémentaire pour obtenir l’énoncé des droits respectifs que possèdent en vertu de ceux-ci la Société, le fiduciaire et les porteurs de titres, de même que l’énoncé des conditions selon lesquelles les titres sont et doivent être authentifiés et livrés. Les titres constitueront des obligations non garanties directes de la Société et seront d’un rang égal à celui de toutes les dettes non garanties de la Société.
     Tous les termes utilisés dans le présent titre qui sont la version française de termes anglais définis dans la version anglaise de l’acte de fiducie ont le sens qui est attribué à ces termes anglais dans ladite version anglaise de l’acte de fiducie, sauf si une disposition dans les présentes prévoit expressément le contraire ou si le contexte l’exige autrement.
     Les titres seront remboursables par anticipation, au gré de la Société, en totalité en tout temps ou en partie de temps à autre, sur préavis d’au plus 60 jours et d’au moins 30 jours, à un prix égal au plus éleve des montants suivants, à savoir le prix de rendement Canada (selon la définition de “Canada Yield Price” donnée dans la version anglaise de l’acte de fiducie) ou la somme en capital de ceux-ci plus les intérêts courus et impayés jusqu’à la date fixée pour le remboursement par anticipation. Si moins que la totalité des titres en circulation doivent être remboursés par anticipation, les titres devant etre ainsi remboursés seront choisis par le fiduciaire d’une manière qu’il jugera équitable.
     La Société, à compter du ler Janvier 1997, fera tous les efforts raisonnables pour acheter à des fins d’annulation sur le marché libre, au cours de chaque trimestre civil, des titres représentant 1% de la somme en capital globale des titres, et ce, à des prix inférieurs à leur valeur nominale plus les intérêts courus et impayés et les frais d’achat. Si, au cours de l’un des trois premiers trimestres civils d’une année civile quelconque, la Société est dans l’impossibilité d’acheter des titres représentant cette somme en capital pour quelque raison que ce soit, y compris le fait que les titres ne se sont pas négociés à des prix inférieurs à leur valeur nominale, cette obligation à l’égard du fonds d’achat quant à ce trimestre, dans la mesure où elle n’aura pas été exécutée, sera reportée sur le ou les trimestres subséquents de l’année civile en question. Toutes les obligations à l’égard du fonds d’achat que la Société n’aura pu exécuter au cours de toute année civile s’éteindront à la fin d’une telle année. La somme en capital globale des titres que la Société remboursera par anticipation ou achètera autrement que conformément à cet engagement pendant un trimestre civil quelconque réduira d’autant l’obligation d’achat de la Société conformément à cet engagement à l’égard du trimestre civil en question.
     Si elle n’est pas en défaut aux termes de l’acte de fiducie, la Société a également le droit d’acheter à des fins d’annulation les titres sur le marché, par voie d’appel d’offres ou de gré à gré, et ce, à n’importe quel prix. Les titres achetés ou remboursés par anticipation par la Société seront annulés sans possibilité de réémission.

     Advenant la survenance d’un événement désigné et d’une baisse de la cote (selon la définition de “Designated Event” et de “Rating Decline” qui est donnée dans la version anglaise de l’acte de fiducie), chaque porteur de titres peut exiger que la Société lui rembourse, à la date de remboursement (selon la définition de “Repayment Date” qui est donnée dans la version anglaise de l’acte de fiducie), la totalité ou une partie de ses titres à un prix égal au prix de remboursement (selon la définition de “Put Price” qui est donnée dans la version anglaise de l’acte de fiducie) en vigueur le 30e jour précédant la date de remboursement, majoré des intérêts courus jusqu’à la date de remboursement. Si, avant le 30e jour précédant une date de remboursement, il se produit un rétablissement de la cote (selon la définition de “Rating Recovery” qui est donnée dans la version anglaise de l’acte de fiducie), les porteurs de titres n’auront plus le droit d’exiger que la Société leur rembourse leurs titres à cette date de remboursement . En tout temps avant le 90e jour suivant une date de baisse de la cote (selon la définition de “Rating Decline Date” qui est donnée dans la version anglaise de l’acte de fiducie), la Société aura le droit d’augmenter le taux d’intérêt des titres et elle avisera les porteurs de titres d’une telle augmentation du taux. Lorsqu’un tel avis aura été donné, chaque porteur de titres aura le droit d’exiger que la Société lui rembourse, à la date de remboursement, la totalité ou une partie de ses titres à un prix égal au prix de remboursement en vigueur à la date de l’avis en question (ledit prix de remboursement devant être indiqué dans l’avis), majoré des intérêts courus jusqu’à cette date de remboursement. Si le porteur de titres n’exerce pas le droit qu’il a d’exiger que la Société lui rembourse ainsi ses titres, alors ses titres porteront intérêt au taux augmenté indiqué dans l’avis donné par la Société, et ce, à compter de la date de baisse de la cote. Si des titres représentant au moins 90% de la somme en capital globale des titres en circulation le 30e jour précédant une date de remboursement ont été déposés à des fins de remboursement à cette date de remboursement, la Société aura le droit d’acheter la totalité des autres titres à cette date, et ce, au prix de remboursement, moajoré des intêréts courus jusqu’à cette date. L’acte de fiducie contient des dispositions relativement aux avis à être donnés concernant les droits précités.
     S’il survient un cas de défaut, selon la définition de “Event of Default” qui est donnée dans la version anglaise de l’acte de fiducie, le capital de tous les titres peut être déclaré dû et payable avant l’échéance prévue de la maniére et avec l’effet prévus dans l’acte de fiducie.
     L’acte de fiducie permet, à quelques exceptions prés qui y sont prévues, la modification en tout temps par la Société dudit acte de fiducie, de même que des droits et des obligations de la Société et des droits des porteurs des titres, en vertu de l’acte de fiducie, avec le consentement des porteurs exprimê par voie de Résolution Extraordinaire, selon la définition de “Extraordinary Resolution qui est donnée dans la version anglaise de l’acte de fiducie. L’acte de fiducie comporte également des dispositions permettant aux porteurs de pourcentages spécifiés de la somme en capital globale des titres alors en circulation, au nom des porteurs de tous les titres, de renoncer à exiger que la Société se conforme à certaines dispositions de l’acte de fiducie et du présent titre, de renoncer à leurs recours à l’égard de certains cas de défaut antérieurs en vertu de l’acte de fiducie et du présent titre. Un tel consentement ou une telle renonciation de la part du porteur du présent titre sera concluant et liera ce porteur et tous les porteurs futurs du présent titre et de tout titre émis au moment du transfert du présent titre ou en échange ou en remplacement de celui-ci, qu’un tel consentement ou qu’une telle renonciation soit ou non indiqué sur le présent titre.
     Comme il est prévu dans l’acte de fiducie et sous réserve de certaines restrictions qui y sont énoncées, le présent titre est transférable par le porteur inscrit dudit titre; l’inscription du transfert se fait dans les registres des porteurs de titres de la Société, sur remise du présent titre a des fins de transfert à l’un des bureaux principaux du fiduciaire dans les villes de Halifax, Montréal, Toronto, Winnipeg, Calgary et Vancouver; à cette fin, ledit titre doit étre dûment endossé par le porteur dudit titre ou par son fondé de pouvoir dûment autorisé par écrit, ou il doit étre accompagné d’un instrument de trans-fert écrit dont le libellé est acceptable par la Société et par le fiduciaire ou tout agent chargé de la tenue d’un registre local des porteurs de titres, dûment signé par le porteur du titre ou par son fondé de pouvoir dûment autorisé par écrit. Sur ce, un ou plusieurs nouveaux titres, en coupures autorisées et d’une somme en capital globale équivalente, seront émis au ou aux cession-naires désignés.
     La Société, le fiduciaire et tout autre mandataire de la Société ou du fiduciaire peuvent traiter la personne au nom de laquelle le présent titre est immatriculé comme le propriétaire dudit titre, et ce, à toutes fins, que le présent titre soit ou non échu.
     Les titres sont émissibles sous forme de titres immatriculés, capital et intérêts, en coupures de 1 000 $ et de multiples de cette somme. Comme il est prévu dans l’acte de fiducie et sous réserve de certaines restrictions qui y sont énoncées, les titres sont échangeables aux bureaux principaux du fiduciaire dans les villes mentionnées ci-dessus contre des titres de coupures différentes autorisées d’une somme en capital globale équivalente, selon les instructions du porteur remettant un tel titre.
     A moins que l’attestation d’authenticité apparaissant sur les présentes n’ait été signée par le fiduciaire au moyen de la signature manuscrite de l’un de ses représentants autorisés, le présent titre ne donne droit a aucun avantage en vertu de l’acte de fiducie et il n’est ni valide ni obligatoire à quelque fin que ce soit.
     EN FOI DE QUOI, la Société a fait signer le present titre par ses dirigeants dûment autorisés.
Daté du 12 décembre 1989 PRODUITS FORESTIERS

CANADIEN PACIFIQUE LIMITEE

Par
Le Président du conseil, président et chef de la direction

Le Secrétaire
   Attestation d’authenticité par le fiduciaire
     Le présent titre est l’une des débentures visées par l’acte de fiducie mentionné dans les présentes.

COMPAGNIE MONTREAL TRUST fiduciaire

Par
dirigeant autorisé

Avis d’exercice du droit au remboursement par anticipation du porteur
     Aux termes de l’acte de fiducie mentionné dans les présentes, advenant la survenance d’un événement désigné et d’une baisse de la cote (selon la définition de “Designated Event” et de “Rating Decline” qui est donnée dans la version anglaise de l’acte de fiducie), le porteur du présent titre exerce par les présentes le droit qu’il a d’exiger que la Société lui rembourse, à la date de remboursement pertinente (selon la définition de “Repayment Date” qui est donnée dans la version anglaise de l’acte de fiducie), la somme en capital globale des présentes ou la partie de celle-ci indiquée ci-dessous (soit un multiple de 1 000 $), et ce, au prix de remboursement pertinent (selon la définition de “Put Price” qui est donnée dans la version anglaise de l’acte de fiducie), majoré des intérêts courus jusqu’à la date de remboursement et à cette fin le porteur soussigné livre le présent titre au fiduciaire, le tout sous réserve des dispositions de l’acte de fiducie.
     Remboursement partiel: Somme en capital de                                          $.
(multiple de 1 000 $ seulement)

DATE:

Témoin	(Signature du porteur)

ARTICLE THREE
The Securities
     Section 301. Title and Terms.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $125,000,000, except for Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Securities pursuant to Sections 304, 305, 306, 805 or 1108.
     The Securities shall be known and designated as the “10.85% DEBENTURES DUE 2014” of the Corporation. Their Stated Maturity shall be November 30, 2014 and they shall bear interest from and including the later of December 12, 1989 and the most recent Interest Payment Date to which interest has been paid or duly provided for, but excluding the date of their Stated Maturity, payable semi-annually in arrears on May 31 and November 30 in each year commencing on May 31, 1990, at the rate of 10.85% per annum until the principal thereof is paid or made available for payment, as more fully described in the form of Securities set forth in Section 202 of this Indenture.
     The principal of and interest on the Securities shall be payable at any branch in Canada of The Royal Bank of Canada, at the option of the Holder, or at such other place as may be designated by the Corporation for such purpose and approved by the Trustee (any municipality in which any such branch or place is located being herein called a “Place of Payment”).
     The Record Date referred to in Section 307 for the payment of the interest payable and punctually paid or duly provided for on any Interest Payment Date in respect of the Securities shall be the 15th day (whether or not a business day) of the same calendar month as said Interest Payment Date.
     The Securities shall be redeemable as provided in Article Eleven.

Section 302.	Denominations.
     The Securities may be issued in denominations of $1,000 and integral multiples thereof.

Section 303.	Execution, Authentication Delivery and Dating.
     The Securities shall be executed on behalf of the Corporation by its Chairman of the Board, its President or one of its Vice-Presidents and by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or printed or otherwise mechanically reproduced and may, but need not be, under or accompanied by the corporate seal of the Corporation or a reproduction thereof.
     Securities bearing the printed or otherwise mechanically reproduced signatures of any Person who was at any time the proper officer of the Corporation shall bind the Corporation, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Corporation may deliver Securities executed by the Corporation to the Trustee, together with a Corporation Order for the authentication and delivery of such Securities; and the Trustee in accordance with substitutions and other variations as the officers executing such Securities may determine, as evidenced by their signing of such Securities.
     If temporary Securities are issued, the Corporation will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any Place of Registration, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured coupons appertaining thereto) the Corporation shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and interest thereon, when and as payable, shall be paid to the registered Holders of temporary Securities upon presentation thereof for notation of such payment thereon, unless such temporary Securities shall be Fully Registered Securities or shall bear coupons for such interest.

Section 305.	Registration, Registration of Transfer and Exchange.
     The Corporation shall cause to be kept by the Trustee at its principal office in the City of Montreal (or at such other Place of Registration in Canada maintained by the Trustee as may be requested by the Corporation with the approval of the Trustee) a central Security register (herein referred to as the “Central Security Register”) and at each other Place of Registration, a branch Security register (herein collectively referred to as the “Branch Security Registers” and the Branch Security Registers together with the Central Security Register are herein sometimes collectively referred to as the “Security Registers”) in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of Securities and the registration of transfers of Securities. A Branch Security Register shall at least contain particulars of the registration of Securities and the registration of transfers of Securities made at the Place of Registration where such Branch Security Register is being maintained and the Central Security Register shall contain particulars of registrations of Securities and registrations of transfers of Securities made at all Places of Registration. The Trustee is hereby appointed registrar for the purpose of registering Securities and transfers of Securities as herein provided on the Central Security Register and a “Branch Security Registrar” for the purpose of registring Securities and transfers of Securities as herein provided on the Branch Security Registers expressly provided for on the date hereof. Each Branch Security Registrar (if other than the Trustee) shall provide the Trustee with the particulars of each registration of Securities and of transfers of Securities made on the Branch Security Register for which it has been appointed Branch Security Registrar immediately following any such registration.
     Any office or agency appointed pursuant to Section 1002 after the date hereof shall, by its appointment as such, also be deemed to have been appointed a “Branch Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided on the Branch Security Register for which it has been appointed Branch Security Registrar.

     Upon surrender for transfer of any Security at any Place of Registration, the Corporation shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of a like aggregate principal amount, all as requested by the transferor.
     At the option of the Holder, Securities may be exchanged for Securities in any other authorized denominations of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Place of Registration, and upon payment, if the Corporation shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Corporation shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.
     Every Security presented or surrendered for registration of transfer, shall (if so required by the Corporation or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Trustee or other Branch Security Registrar, if any, duly executed, by the Holder thereof or his attorney duly authorized in writing.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Corporation, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     The Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

     All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled by the Trustee and thereafter disposed of as directed by a Corporation Order.
     The Corporation shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the date of any selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.

Section 306.	Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Corporation shall execute and the Trustee shall thereupon authenticate and deliver in exchange therefor a new Security of like principal amount, bearing a number not contemporaneously outstanding.
     If there be delivered to the Corporation and to the Trustee
     (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and
     (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Corporation or the Trustee that such Security has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request (in the form of a

Corporation Request) the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security, a new Security of like principal amount, bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Corporation in its discretion may, instead of issuing a new Security, pay such Security with accrued and unpaid interest thereon.
     Upon the issuance of any new Security under this Section, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.	Payment of Interest; Interest Rights Preserved.
     Subject to Section 1007 and to Article Eleven, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest.
     Each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.	Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and interest on, such Security and for all other purposes whatsoever (except the payment of interest payable on presentation of any temporary Security) whether or not such Security be overdue.

Section 309.	Cancellation and Disposal of Securities.
     All Securities surrendered for payment, exchange or redemption shall, if surrendered to the Corporation or any agent of the Corporation, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The

Corporation may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder, which the Corporation may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Corporation Order.

Section 310.	Authentication and Delivery of Original Issue.
     Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount provided for in Section 301 may be executed by the Corporation and delivered to the Trustee for authentication, and shall thereupon be authenticated and delivered by the Trustee upon Corporation Order, without any further action by the Corporation.
ARTICLE FOUR
Satisfaction and Discharge

Section 401.	Satisfaction and Discharge of Indenture.
     Subject as hereinafter in this Section provided, this Indenture shall cease to be of further effect and the Trustee, on demand of and at the expense of the Corporation, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities money for whose payment has theretofore been deposited in trust or segregated and held in trust by the Corporation and thereafter repaid to the Corporation or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee cancelled or for cancellation; or
     (B) the Corporation has deposited, or caused to be deposited, or made due provision as hereinafter provided for the payment of, an amount (in cash or, in the case of due provision, by way of securities or instruments as hereinafter in this Section provided) sufficient to pay the entire indebtedness on the Securities (other than those referred to in (i) and (ii) of Clause (A) above) not theretofore delivered to the Trustee cancelled or for cancellation, whether or not the same has become due and payable, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be, any such amount to be deposited with the Trustee as trust funds in trust for the purpose of such payment and discharge;
(2) the Corporation has paid or caused to be paid, or made due provision as hereinafter provided for the payment of, all other sums payable hereunder by the Corporation; and
(3) the Corporation has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Corporation to the Trustee under Section 606 shall survive.
     For the purposes of Clause (B) and notwithstanding the satisfaction and discharge of this Indenture, the rights of registration, registration of transfer or exchange of Securities herein expressly provided for shall survive the satisfaction and discharge of this Indenture until the earlier of (a) all Securities theretofore authenticated and delivered (other than as referred to in subclauses (i) and (ii) of Clause (A) have been delivered to the Trustee cancelled or for cancellation and (b) all such Securities not theretofore delivered to the Trustee cancelled or for cancellation have become due and payable and for whose payment moneys in the necessary amount have been theretofore deposited with the Trustee as provided in Clause (B).
     For the purposes of this Section 401, the Corporation shall be deemed to have made such due provision for payment if it shall have deposited or caused to be deposited with the Trustee securities issued or guaranteed by the Government of Canada or by any province of Canada or other securities or instruments acceptable to the Trustee, provided such securities at the time of deposit have been rated at least AA by DBRS or A+ by CBRS or have received an equivalent or higher rating by another

Rating Agency, the proceeds from which will provide moneys which will be sufficient to pay the indebtedness referred to in Clause (B) above, and all other moneys payable hereunder by the Corporation.
     Section 402. Application of Trust Funds.
     All securities, instruments or money deposited with the Trustee pursuant to Section 401 shall, subject to the provisions of the last paragraph of Section 1003, be held in trust and applied by it, in accordance with the provisions of the Securities, to the payment, either directly or through any Paying Agent (including the Corporation acting as its own Paying Agent), as the Trustee may determine, to the Holders of the Securities for whose payment or redemption such securities, instruments or money have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such securities, instruments or money need not be segregated from other funds except to the extent required by law.
ARTICLE FIVE
Remedies
     Section 501. Events of Default.
     “Event of Default”, wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (1) default in the payment of any instalment of interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of any Security at its Maturity or default in the payment, on a Repayment Date, of the Put Price and accrued and unpaid interest due and payable on such date; or
     (3) default in the performance, or breach, of any covenant, agreement, undertaking or warranty of the Corporation in this Indenture (other than a covenant, agreement, undertaking or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days, in the case of the covenant set forth in Section 1006, and for a period of 60 days, in any other case, after there has been given to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) a default under any one or more indentures or instruments evidencing or under which the Corporation or a Principal Subsidiary has at the time outstanding indebtedness for borrowed money in an aggregate principal amount of at least $10,000,000 shall happen and be continuing and (i) shall consist of a failure to make any payment of principal at maturity or (ii) shall have resulted in the acceleration of such indebtedness so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable or (iii) shall have resulted in the enforcement of any security for such indebtedness; provided, however, that if such default under such indentures or instruments shall be remedied or cured by the Corporation or such Principal Subsidiary or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; and provided, further, that, subject to the provisions of Section 601, the Trustee shall not be charged with knowledge of any default unless written notice thereof shall have been given to the Trustee by the Corporation (which notice the Corporation is hereby obligated to give), by such Principal Subsidiary, by the holder or an agent of the holder of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 5% of the principal amount of the Outstanding Securities; or
     (5) the making by the Corporation or a Principal Subsidiary of an assignment for the benefit of its creditors, the filing by it of a petition for the declaration of its own bankruptcy, the consenting by it to the institution of, or the granting by a court of, bankruptcy or other insolvency proceedings against it, the filing by any other Person of a petition for the declaration of the bankruptcy of the Corporation or a Principal Subsidiary which is not contested in good faith by the Corporation or such Principal

Subsidiary within 30 days of its filing, the admission by the Corporation or a Principal Subsidiary to some or all of its creditors at a meeting or by other means of communication that it is insolvent or the passing of a resolution by the Corporation or a Principal Subsidiary or the commencement by the Corporation or a Principal Subsidiary of any proceeding, relative to the indebtedness of the Corporation or such Principal Subsidiary under any reorganization, arrangement, compromise, adjustment or postponement of debt, dissolution, winding-up, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or
     (6) the making of an order or judgment by a court having jurisdiction adjudging the Corporation or a Principal Subsidiary bankrupt or insolvent or ordering the winding-up, dissolution or liquidation or rearrangement of its affairs, or the seizure or attachment of all or a substantial part of the undertaking or property of the Corporation or of a Principal Subsidiary at the instance of a creditor, or the appointment of a Person to take possession or control under an agreement Subjecting property of the Corporation or of a Principal Subsidiary to a security interest or pursuant to an order of any court having jurisdiction or pursuant to execution or other process being levied or enforced upon all or a substantial part of the property or undertaking or all or a substantial part of the inventory of the Corporation or of a Principal Subsidiary, such Person to include a receiver, a receiver-manager, an agent, a sequestrator, a trustee under a trust indenture, a creditor in possession or any person or corporation authorized to act on their behalf; provided that such order, judgment, seizure or attach-

ment remains in force or such taking of possession or control continues in effect for a period of 60 days.

Section 502.	Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default occurs and is continuing, then and in every such case the Trustee may, in its discretion and shall, if so requested by the Holders of not less than 25% in principal amount of the Securities Outstanding declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Corporation, and upon any such declaration such principal shall become immediately due and payable.
     At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Securityholders may by an Extraordinary Resolution delivered to the Corporation and the Trustee, rescind and annul such declaration and its consequences if
     (1) the Corporation has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue instalments of interest on all Securities,
     (B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

     (C) to the extent that payment of such interest is lawful, interest upon overdue instalments of interest at the rate borne by the Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
and
     (2) all Events of Default, other than the non-payment of the principal of Securities which has become due solely by such acceleration, have been cured or waived as provided in Section 512.
No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 503.	Collection of Indebtedness and Suits for Enforcement by Trustee.
The Corporation covenants that if
     (1) default is made in the payment of any instalment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Corporation will, upon demand of the Trustee, pay to it forthwith, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue instalments of interest, at the rate borne by the Securities; and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Corporation fails to pay such amounts forthwith upon such demand, the Trustee, in its own name on behalf of all the Holders of Securities and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Corporation or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Corporation or of any other obligor upon the Securities, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 504. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Corporation or any other obligor upon the Securities or the property of the Corporation or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Corporation for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and if the Trustee shall so consent, to the making of such payments directly to the Holders of the Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.
     Subject to Article Seven and Section 802, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.
     Section 505. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name on behalf of the Securityholders and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 506. Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 606; and
     SECOND: To the payment of the amount then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities, for principal and interest, respectively.
     Section 507. Limitation on Suits.
     No Holder of any Security shall have any right to institute against the Corporation or any other obligor upon the Securities any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) an Event of Default shall have occurred and be continuing and written notice to the Trustee of such continuing Event of Default shall have been given;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 45 day period by an Extraordinary Resolution;
it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or to seek to obtain priority or preference over any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Securities.
     Section 508. Restoration of Rights and Remedies.
     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder then and in every such case the Corporation, the Trustee and the Holders of such Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.
     Section 509. Rights and Remedies Cumulative.
     Except as provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 510. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.
     Section 511. Control by Securityholders.
     The Securityholders, by way of an Extraordinary Resolution, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (1) such direction shall not be in conflict with any rule of law or this Indenture,
     (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and,
     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 512. Waiver of Past Defaults.
     The Securityholders, by way of an Extraordinary Resolution, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising from such default shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 513. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee or to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in principal amount of the Outstanding Securities.
ARTICLE SIX
The Trustee
     Section 601. Certain Duties and Responsibilities.
     (a) The Trustee shall in the exercise of such of the rights and powers vested in it by, and in the performance of its duties under, this Indenture, act honestly and in good faith with a view to the best interests of the Holders of the Securities and shall exercise the care, diligence and skill of a reasonably prudent trustee.
     (b) The Trustee shall not be liable for any act, or omission or failure in the exercise of such rights or powers or in the performance of such duties if in doing so it has relied in good faith upon statements contained in any Board Resolution, Corporation Request, Corporation Order, Corporation

Consent, Officers’ Certificate, Opinion of Counsel or in any other statutory declaration, certificate, opinion or report that complies with this Indenture or with applicable law.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that, subject to any applicable provision of law,
     (1) this Subsection shall not be construed to limit the effect of Subsections (a) and (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions set forth in an Extraordinary Resolution relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or refraining from the exercise of any trust or power conferred upon the Trustee, under this Indenture; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 602. Certain Rights of Trustee.
     Except as otherwise provided in Section 601 or as may be required by applicable law:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Corporation mentioned herein shall be sufficiently evidenced by a Corporation Request or Corporation Order or Corporation Consent and any resolution of the Board of Directors may be sufficently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken,

suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security and indemnity against the costs, charges, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Corporation, personally or by agent or attorney; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     Section 603. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein (other than the description of the Trustee) and in the Securities

(except the Trustee’s certificate of authentication) shall be taken as the statements of the Corporation, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Corporation of Securities or the proceeds thereof.
     Section 604. May Hold Securities.
     The Trustee, any Paying Agent, any Branch Security Registrar or any other agent of the Corporation may, in its own right or in any other capacity, become the owner or pledgee of Securities and may, subject to the provision of any law which may at the time be applicable, otherwise deal with the Corporation with the same rights it would have if it were not Trustee, Paying Agent, Branch Security Registrar or such other agent.
     Subject to the provisions of any law which may at the time be applicable, the Trustee may act as trustee under or as any other party to any indenture or agreement to which the Corporation may be a party or in which the Corporation may have an interest in the same manner as if it were not Trustee hereunder.
     Section 605. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Corporation.

     Section 606. Compensation and Reimbursement.
     The Corporation agrees
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel), except, any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
All such payments and reimbursements shall be made with interest at the rate herein provided to be paid on the Securities at the relevant time or times.

     Section 607. Disqualification; Conflicting Interests.
     (a) The Trustee represents and warrants that it is not aware of any material conflict of interest between its role as Trustee hereunder and its role in any other capacity.
     (b) The Trustee shall, within 90 days after it becomes aware that any material conflict exists between its role as Trustee hereunder and its role in any other capacity, either eliminate such conflict of interest or resign in the manner and with the effect specified in this Article.
     Section 608. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a corporation incorporated under the laws of Canada or a province thereof and authorized to carry on the business of a trust company and having a combined capital and surplus of at least $5,000,000, and having a principal office in the City of Montreal or the City of Toronto. If such corporation publishes financial statements at least annually, for the purposes of this section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent financial statements so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Article.

     Section 609. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.
     (b) The Trustee may resign at any time by giving written notice thereof to the Corporation. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed and/or a successor Trustee may be appointed at any time by an Extraordinary Resolution delivered to the Trustee and to the Corporation.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 607(b) after written request therefor by the Corporation (in the form of a Corporation Request) or by any Securityholder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Corporation (in the form of a Corporation Request) or by any such Securityholder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Corporation by a Board Resolution may remove the Trustee, or (ii) subject to Section 513, any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Corporation, by a Board Resolution, shall promptly appoint a successor Trustee who shall comply with the applicable provisions of Section 610. If, within twelve months after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by an Extraordinary Resolution delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable provisions of Section 610, become the successor Trustee and supersede any successor Trustee appointed by the Corporation. If no successor Trustee shall have been appointed by the Corporation or the Securityholders and accepted in the manner required by Section 610, any Securityholder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, and the retiring Trustee may petition any court of competent jurisdiction for the appointment of the successor Trustee.
     (f) The Corporation shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Securityholders in accordance with Section 105 and each such notice shall include the name and address of the principal and other relevant corporate trust offices of the successor Trustee.
     Section 610. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Corporation (in the form of a Corporation Request) or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 611. Merger or Consolidation.
     Any corporation into which the Trustee may be merged, amalgamated or converted or with which it may be consolidated, or any corporation resulting from any amalgamation, merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by amalgamation, merger or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
ARTICLE SEVEN
Consolidation, Merger, Conveyance or Transfer
     Section 701. Corporation May Consolidate, Etc. only on Certain Terms.
     The Corporation shall not consolidate or amalgamate with or merge into another corporation or convey, transfer or lease all or substantially all of its assets to any Person, or shall any corporation consolidate or amalgamate with or merge into the Corporation, unless:

     (1) the corporation formed by such consolidation or amalgamation or into which the Corporation is merged or the Person which acquires by operation of law or by conveyance or transfer or lease all or substantially all of the assets of the Corporation shall be a corporation organized or existing under the laws of Canada or any Province or Territory thereof, and shall (except in any case where such assumption is deemed to have occurred by the sole operation of law), expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Corporation to be performed or observed;
     (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and
     (3) the Corporation shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, amalgamation, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 702. Successor Corporation Substituted.
     Upon any consolidation, amalgamation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Corporation in accordance with Section 701, the successor corporation formed by such consolidation or amalgamation or into which the Corporation is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Corporation under this Indenture with the same effect as if such successor corporation had been named as the Corporation herein; provided, however, that no such conveyance or transfer shall have the effect of releasing the Person named as the “Corporation” in the first paragraph of this instrument or any successor corporation which shall theretofore have become such in the manner prescribed in this Article from its liability as obligor and maker on any of the Securities unless such conveyance or transfer or lease is followed by the complete liquidation of the Corporation and substantially all the assets of the Corporation.
ARTICLE EIGHT
Supplemental Indentures
     Section 801. Supplemental Indentures Without Consent of Securityholders.
     Without the consent of the Holders of any Securities, the Corporation, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) for the benefit of the Holders of the Securities to provide for any additional covenant or covenants of the Corporation or any security for or guarantee of the Securities or to surrender any right or power herein conferred upon the Corporation; or
     (2) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this indenture, provided such action pursuant to this Clause shall not, in the judgment of the Trustee, adversely affect the interests of the Holders of the Securities in any material respect; or
     (3) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under any applicable law of Canada or of any Province or Territory thereof heretofore or hereafter enacted; or
     (4) as required by the provisions of Section 701 (1) or paragraph (c) of Section 1007.

Section 802.	Supplemental Indentures With Consent of Securityholders.
     When authorized or permitted by an Extraordinary Resolution delivered to the Corporation and the Trustee, the Corporation, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) reduce the requirements of Section 904 for quorum or voting or reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any Extraordinary Resolution, or
     (2) modify any of the provisions of this Section or Section 512 or Section 1008, except to increase any such requirements or percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.
     It shall not be necessary for any Act of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 803.	Execution of Supplemental Indentures.
     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture the Trustee shall be entitled to receive, and (subject to

Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 804.	Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 805.	Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Corporation shall so determine by Board Resolution, new Securities so modified as to conform, in the opinion of the Trustee, to any such supplemental indenture may be prepared and executed by the Corporation and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE NINE
Meetings of Holders of Securities

Section 901.	Purposes for Which Meetings May Be Called.
     A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action authorized by this Indenture to be made, given or taken by Holders of Securities.

Section 902.	Call, Notice and Place of Meetings.
     (a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 901, to be held at such time and at such place in the City of Montreal or the City of Toronto as the Trustee or, in case of its failure to act, the Corporation or the Securityholders calling the meeting, shall determine. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to each Holder of Outstanding Securities in the manner provided in this Indenture not less than 21 nor more than 50 days prior to the date fixed for the meeting.
     (b) In case at any time the Corporation, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 901, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Corporation, or the Holders of Outstanding Securities in the amount above specified, as the case may be, may determine the time and the place in the City of Montreal or the City of Toronto for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

Section 903.	Persons Entitled to Vote at Meetings.
     To be entitled to vote at any meeting of Holders of Securities, a Person shall be (1) a Holder of one or more Outstanding Securities, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Corporation and its counsel.

Section 904.	Quorum; Action.
     The Persons entitled to vote 25% in principal amount of the Outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. Notice of the reconvening of such adjourned meeting shall be given as provided in Section 902(a), except that such notice may be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of such adjourned meeting shall state expressly the principal amount of the Outstanding Securities which shall constitute a quorum.
     At the reconvening of any meeting adjourned for a lack of a quorum, the Persons then present and entitled to vote shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.
     At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 802 which requires the consent of each Securityholder and except where, pursuant to this Indenture, an Extraordinary Resolution is required) shall be effectively passed and decided if passed or decided by the Persons entitled to vote a majority in principal amount of Outstanding Securities represented and voting at such meeting.
     Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall (except as limited by the proviso to Section 802 which requires the consent of each Securityholder) be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Section 905.	Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (a) Notwithstanding any other provisions of this indenture, the Trustee and the Person nominated by the Trustee to act as chairman of the meeting, or either of them, may make such reasonable regulations as it or he may deem advisable for any meeting or adjourned meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of scrutineers, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it or he shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of any Securities shall be proved in the manner specified in Section 103 and the appointment of any proxy shall be proved in the manner specified in said Section 103. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in said Section 103 or other proof.
     (b) The Trustee shall, by an instrument in writing, nominate a chairman of the meeting, unless the meeting shall have been called by the Corporation or by Holders of Securities as provided in Section 902(b), in which case the Corporation, or the Holders of Securities calling the meeting, as the case may be, shall in like manner nominate a chairman.
     (c) At any meeting each Holder of a Security, whether present in person or represented by proxy, shall be entitled to one vote for each $1,000 principal amount of Securities held by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or as the proxy of a Holder of a Security.
     (d) Any meeting of Holders of Securities duly called pursuant to Section 902 at which a quorum is present may be adjourned from time to time by a resolution passed at such meeting and the meeting may be held as so adjourned without further notice.

Section 906.	Counting Votes and Recording Action of Meetings.
     The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and such other information as may be required by the regulations made for the meeting. The chairman of the meeting shall appoint a secretary and may appoint a scrutineer or scrutineers to act at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the scrutineers and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 902 and, if applicable, Section 904. Each copy shall be signed and verified by the affidavits of the chairman and secretary of the meeting and one such copy shall be delivered to the Corporation and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE TEN
Covenants

Section 1001.	Payment of Principal and Interest. Other Acts or Things.
     The Corporation will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture. Generally, the Corporation will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Indenture.

Section 1002.	Maintenance of Places of Registration.
     The Corporation will cause the Central Security Register to be maintained by the Trustee at its principal office in the City of Montreal (or at such other Place of Registration in Canada maintained by the Trustee as may be requested by the Corporation with the approval of the Trustee) and, subject as hereinafter in this Section provided, will cause Branch Security Registers to be maintained by the Trustee at each of the other Places of Registration.
     The Corporation hereby appoints each Place of Registration where notices and demands to or upon the Corporation in respect of the Securities and this Identure may be served.
     The Corporation may at any time and from time to time, with the approval of the Trustee, vary or terminate the appointment of any Branch Security Registrar or appoint other offices or agencies as Branch Security Registrars where Securities may be presented or surrendered for registration, registration of transfer or exchange or where notices or demands to or upon the Corporation in respect of the Securities and this Indenture may be served or for any one or more of such purposes; provided however that the Corporation will maintain an office or agency for all such purposes in each of the Cities of Halifax, Montreal, Toronto, Winnipeg, Calgary and Vancouver. The Corporation will give prompt written notice to the Trustee of the location of, or of any change in the location of, any Branch Security Registrar.

Section 1003.	Money for Security Payments to be Held in Trust.
     If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on, any of the Securities (including the Repayment Date and the Redemption Date), segregate and hold in trust for the benefit of the Holders of such Securities a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.
     Whenever the Corporation shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on, any Securities (including the Repayment Date and the Redemption

Date), deposit with a Paying Agent a sum sufficient to pay the principal or interest, so becoming due, such sum to be held in trust for the benefit of the Holders of such Securities and (unless such Paying Agent is the Trustee) the Corporation will promptly notify the Trustee of its action or failure so to act.
     The Corporation will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will
     (1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Holders of such Securities until such sums shall be paid to such Holders or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Corporation (or any other obligor upon the Securities) in the making of any payment of principal or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Corporation Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent or then held by the Corporation, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for six years after the later of the date of the original deposit or holding in trust of such money by the Corporation and the date when such principal or interest has become due and payable shall be paid to the Corporation on Corporation Request, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease.

Section 1004.	Payment of Taxes and Other Claims.
     The Corporation will pay or discharge or cause to be paid or discharged, before the same become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Corporation shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1005.	Maintenance of Properties.
     The Corporation will cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Corporation may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Corporation from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Corporation, desirable in the conduct of its business and not disadvantageous in any material respect to the Securityholders.

Section 1006.	Negative Pledge.
     The Corporation will not, and will not permit any Subsidiary to, create after the date of this Indenture any Mortgage upon any property of the Corporation or of any Subsidiary, whether owned at the date of this Indenture or hereafter acquired by the Corporation or by any Subsidiary, to secure any Debt, without making effective provision concurrently with the creation of any such Mortgage whereby the Securities (together with, if the Corporation shall so determine, any other Debt of the Corporation ranking equally with or in priority to the Securities and then existing or thereafter created in the case where the Corporation is required by contract to do so) shall be secured by a Mortgage equally and ratably with such Debt, so long as such Debt shall be so secured; provided, however, that the foregoing restrictions shall not be applicable to

(i)	any Mortgage to secure any present or future indebtedness of or related to the affairs or activities of Ponderay Newsprint Company or of Gold River Newsprint Limited Partnership, being joint ventures in which the Corporation or a Subsidiary has an interest, or of their respective successors and assigns, to the extent that such Mortgage affects the property or interests in property in said joint ventures;

(ii)	any Mortgage (except on fixed assets and on shares of a Subsidiary or Affiliate) given to banks or others to secure any Debt issued, assumed or guaranteed by the Corporation or a Subsidiary, which is payable on demand or which matures by its terms less than twelve months from the date of issuance, assumption or guarantee thereof;

(iii)	any Mortgage to secure a Purchase Money Obligation; provided that (A) in the case of any construction or improvement of property, the Mortgage shall only apply to the property to be constructed or improved, to the real or immoveable property which is substantially unimproved for the purposes of the Corporation or a Subsidiary and on which the property so constructed or the improvement is located, and to any machinery or equipment installed at any time so as to constitute immoveable property or a fixture on the real property on which the property so constructed, or the improvement, is located and (B) in the case of any acquisition of property, the Mortgage shall only apply to the property to be acquired by the Corporation or a Subsidiary;

(iv)	any Mortgage to secure indebtedness issued, assumed or guaranteed for the construction of townsites, employees’ housing, warehouses or office premises;

(v)	any Mortgage on any non-producing resource property to secure any indebtedness issued, assumed or guaranteed for the development or improvement of non-producing resource property;

(vi)	any Mortgage in favour of a Government in Canada or the United States of America;

(vii)	any Mortgage in favour of the Corporation or any wholly-owned Subsidiary;

(viii)	any Mortgage required to be given or granted by any Subsidiary pursuant to the terms of any trust deed or similar document entered into by such Subsidiary prior to the date it became a Subsidiary;

(ix)	any renewal, replacement or extension (or successive renewals, replacements or extensions) of any Mortgage referred to in clauses (i) to (viii) inclusive above provided, however, that the principal amount of the indebtedness secured thereby shall not exceed the principal amount of the indebtedness so secured at the time of such renewal, replacement or extension; except that this proviso shall not apply to any indebtedness referred to in clause (i) or clause (ii) above nor to any indebtedness of or related to the affairs or activities of any joint venture, partnership or similar arrangement in which the Corporation or a Subsidiary has an interest but does not alone have the power to effect any such renewal, replacement or extension; and

(x)	a Mortgage not excepted by clauses (i) through (ix) above, provided that after giving effect thereto the aggregate amount of Debt secured by such Mortgage and other Mortgages created under this clause (x) does not exceed 10% of the consolidated shareholders’ equity of the Corporation as at the end of the then last completed financial quarter of the Corporation.

Section 1007.	Repayment Rights of Holders in Certain Events.
     (a) Upon the occurrence of both a Designated Event and a Rating Decline, each Holder of Securities shall have the right to require the Corporation to purchase, on the Repayment Date, all or any portion of its Securities at a price equal to the Put Price in effect on the 30th day preceding the Repayment Date, together with accrued and unpaid interest to the Repayment Date, subject to the provisions of paragraphs (b) and (c) below.
     (b) If, prior to the 30th day preceding a Repayment Date, a Rating Recovery shall occur, the Holders of the Securities shall no longer have the right to require the Corporation to purchase their Securities on such Repayment Date, as provided in paragraph (a) above.
     (c) At any time prior to the 90th day following a Rating Decline Date, the Corporation shall have the right to increase the interest rate borne by the Securities and shall thereafter notify the Securityholders of such increased rate. Following the giving of such notice, each Securityholder shall have the right to require the Corporation to purchase, on the Repayment Date, all or any portion of its Securities at a price equal to the Put Price in effect on the date of such notice (which Put Price shall be set forth in the notice), together with accrued and unpaid interest to such Repayment Date. If any Holder of Securities does not exercise its right to require the Corporation to so purchase its Securities, then its Securities shall bear interest at the increased rate set forth in such notice by the Corporation, as and from the Rating Decline Date, subject to the purchase of such Securities by the Corporation on such Repayment Date, as provided in paragraph (h) below. The increase in the interest rate shall be evidenced by a Board Resolution and as soon as possible after the adoption of such resolution, the Corporation and the Trustee shall, in accordance with Section 801, execute an indenture supplemental hereto to record such increased rate.
     (d) The Corporation shall promptly give written notice to the Trustee of the occurrence of any Designated Event and Rating Decline and the Trustee, forthwith following receipt of such notice, shall give to the Securityholders a notice setting forth in reasonable detail (including all relevant dates) the Designated Event, the Rating Decline, the repayment right of the Securityholders as provided in paragraph (a) above, the right of the Corporation to give a notice of an increased interest rate as provided in paragraph (c) above, the termination of all such rights upon the occurrence of a Rating Recovery as provided in paragraph (b) above and the right of the Corporation to purchase all Outstanding Securities as provided in paragraph (h) below.

     (e) If a Rating Recovery has occurred as provided in paragraph (b) above, the Corporation shall forthwith give notice thereof to the Trustee and the Trustee shall thereafter promptly notify the Securityholders of such occurrence and the consequences thereof.
     (f) If the Corporation has not increased the interest rate borne by the Securities in accordance with paragraph (c) above, the Trustee shall, on the 90th day following a Rating Decline Date, give notice to the Securityholders of their right to require the Corporation to purchase their Securities, which notice shall set forth the Put Price in effect on the date of such notice.
     (g) To exercise the right to require the Corporation to purchase its Securities as provided in paragraph (a) or (c) above, a Securityholder shall deliver to the Trustee, not more than 30 days and not less than four Business Days prior to the Repayment Date, written notice of the holder’s exercise of such right, together with the Securities with respect to which the right is being exercised.
     (h) If, prior to any Repayment Date, Securities representing at least 90% of the principal amount of the Securities Outstanding on the 30th day preceding such Repayment Date have been delivered to the Trustee pursuant to paragraph (g) above, the Corporation shall have the right, by giving to the Trustee written notice to that effect prior to such Repayment Date, to purchase on such Repayment Date all of the undelivered Outstanding Securities at the same Put Price as is payable on such date to Holders of Securities who have delivered their Securities pursuant to paragraph (g) above; forthwith following the giving of such notice by the Corporation, the Trustee shall forthwith give notice to the Holders of Securities of the exercise of the right by the Corporation to so purchase all Outstanding Securities, which notice shall state, in addition to the Put Price, that on the Repayment Date such price is due and payable upon all Securities, that interest thereon will cease to accrue on and after said date and that the Holders must surrender their Securities for payment at the place indicated in such notice.
     (i) At least one Business Day prior to a Repayment Date, the Corporation shall, pursuant to Section 1003, deposit with the Trustee or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Put Price of all the Securities which are to be purchased on such Repayment Date (including those referred to in paragraph (h) above if the Corporation has exercised its right referred to therein), plus accrued and unpaid interest to such date.
     (j) The Securities to be purchased on a Repayment Date shall, on such date, become due and payable at the Put Price, plus accrued and unpaid interest to such date, and on and after such date (unless the Corporation shall default in the payment of the Put Price plus accrued and unpaid interest to such date), such Securities shall cease to bear interest. Upon surrender of any such Security for purchase, such Security shall be paid by the Corporation at the Put Price together with accrued and unpaid interest to the Repayment Date, provided, however, that instalments of interest on Securities whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 307.

     (k) If the Put Price plus accrued and unpaid interest of any Security to be purchased on a Repayment Date shall not be so paid upon surrender thereof, the principal shall, until paid, bear interest from the Repayment Date at the rate borne by such Security or, if a notice was given by the Corporation of an increased rate as provided in paragraph (c) above, then at such increased rate from the Rating Decline Date.
     (1) The provisions of Section 1108 relating to the redemption by the Corporation of Securities in part shall apply mutatis mutandis to the purchase of Securities in part pursuant to this Section 1007.

Section 1008.	Waiver of Certain Covenants.
     The Corporation may omit in any particular instance to comply with any covenant or condition set forth in this Article Ten (except such covenants as relate to the payment of the principal or interest on the Securities) if before or after the time for such compliance the Securityholders shall, by an Extraordinary Resolution, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Corporation and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN
Redemption and Purchase of Securities
     Section 1101. Right of Redemption.
     The Securities will be redeemable, at the Corporation’s option, in whole at any time or in part from time to time, on not more than 60 and not less than 30 days prior notice at the Redemption Price.
     Section 1102. Applicability of Article.
     Redemption of Securities by the Corporation shall be made in accordance with this Article.
     Section 1103. Election to Redeem; Notice to Trustee.
     The election of the Corporation to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Corporation of less than all of the Securities, the Corporation shall, at least 45 days prior to the Redemption Date fixed by the Corporation (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.
Section 1104. Selection by Trustee of Securities to be Redeemed.
     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption by such method as it shall deem equitable and which may provide for the selection for redemption of portions (equal to $1,000 or a multiple thereof) of the principal of Securities of a denomination larger than $1,000.
     The Trustee shall promptly notify the Corporation in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security which has been or is to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.
     Section 1105. Notice of Redemption.
     Notice of the proposed redemption shall be given in the manner provided in this Indenture to each Holder of Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption,

the respective principal amounts) of the Securities to be redeemed,
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security, and that interest thereon shall cease to accrue on and after said date, and
     (5) the place where such Securities are to be surrendered for payment of the Redemption Price.
     Notice of redemption of Securities to be redeemed at the election of the Corporation shall be given by the Corporation or, at the Corporation’s request, by the Trustee in the name of and at the expense of the Corporation.
     Section 1106. Deposit of Redemption Price.
     At least one business day prior to any Redemption Date, the Corporation shall, pursuant to Section 1003, deposit with the Trustee or with a Paying Agent (or, if the Corporation is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on such Redemption Date.
     Section 1107. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and on and after such date (unless the Corporation shall default in the payment of the Redemption Price) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Corporation at the Redemption Price, provided, however, that instalments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.
     Section 1108. Securities Redeemed in Part.
     Any Security which is to be redeemed only in part may, at the option of the Holder,
     (1) be presented to the Trustee or Paying Agent for notation thereon of the payment as of the Redemption Date of the redeemed portion of the principal thereof, or
     (2) be surrendered (with, if the Corporation or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Corporation shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination or denominations as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the principal of the Security so surrendered.
     Section 1109. Purchase of Securities.
     At any time when the Corporation is not in default hereunder it may purchase for cancellation all or any Securities in the market or by tender or by private contract at any price. All Securities so purchased shall be delivered to the Trustee and shall be cancelled by it and no Securities shall be issued in substitution therefor.
     Section 1110. Purchase Fund.
     In each calendar quarter commencing with the quarter beginning on January 1, 1997, the Corporation will make all reasonable efforts to purchase in the open market in Canada, at such time or times as the Corporation in its discretion shall determine, at prices below the principal amount thereof plus accrued and unpaid interest and costs of purchase, up to 1% of the aggregate principal amount of the Securities originally issued hereunder which Securities so purchased shall be promptly surrendered by the Corporation to the Trustee for cancellation.
     If in any of the first three calendar quarters of a calendar year the Corporation shall, for any reason, including the fact that the Securities did not trade below their principal amount, be unable, by the exercise of all reasonable efforts, to purchase as aforesaid, the maximum principal amount of Securities which it is obliged by this Section 1110 to endeavour to purchase during such quarter, then the Corporation shall not be in default hereunder, but in each such case the maximum principal amount of the Securities which it shall be obliged to make all reasonable efforts to purchase as aforesaid during the next succeeding calendar quarter or quarters of the said calendar year, if any, shall be increased by that amount which is equal to the difference between the maximum principal amount of Securities which the Corporation was obliged to endeavour to purchase during such first mentioned quarter and the principal amount of Securities actually purchased during such first mentioned quarter in discharge of that obligation.
     Provided that:
     (a) Where the Corporation was unable to fully discharge an obligation to endeavour to purchase Securities in respect of any calendar quarter of a calendar year as at the end of such calendar year by purchases of the maximum principal amount of the Securities which it was obliged to endeavour to purchase, then the amount of the aggregate obligation of the Corporation in respect of the four calendar quarters of such calendar year shall be deemed to have been discharged and shall be extinguished; and
     (b) The Corporation may, in the discharge of its obligation under this Section 1110 in respect of any calendar quarter, surrender to the Trustee in respect of that quarter, Securities which may have been redeemed or purchased by it during such quarter otherwise than pursuant to such obligation, and upon any such surrender, the principal amount of the Securities which the Corporation is by this Section obliged to endeavour to purchase during such calendar quarter shall be deemed to have been reduced by an amount equal to the aggregate principal amount of the Securities so surrendered.

ARTICLE TWELVE
Counterparts
     Section 1201. Counterparts.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

PRODUITS FORESTIERS CANADIEN PACIFIQUE LIMITEE/ CANADIAN PACIFIC FOREST PRODUCTS LIMITED

(signed)
Paul E. Gagne

(signed)
Jacques Beauchamp

COMPAGNIE MONTREAL TRUST - MONTREAL TRUST COMPANY

(signed)
Antonietta De Luca

(signed)
Guy O’Reilly

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities commission or any similar authority in Canada has in any way passed upon the merits of the securities offered hereunder and any representation to the contrary is an offence.
Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada (the permanent information record in Quebec). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Canadian Pacific Forest Products Limited at 1155 Metcalfe Street, 14th Floor, Montreal, Quebec. H3B 2X1. telephone (514) 878-4811.
New Issue
Canadian Pacific Forest Products Limited
$125,000,000
10.85% Debentures Due 2014
(Unsecured)

To be dated December 12, 1989	To mature November 30, 2014
Interest on the Debentures will be payable in equal semi-annual installments on May 31 And November 30 in each year commencing May 31, 1990. The Debentures may be redeemed at any time at the higher of the Canada Yield Price (as defined) and par. Commencing January 1, 1997, the Corporation will make all reasonable efforts to purchase for cancellation during each calendar quarter (cumulative within each calendar year) 1% of the aggregate principal amount of the Debentures, at prices below par. If the Corporation purchases such percentage of Debentures during each quarter, the average life of the Debentures would be approximately 18.5 years. Reference is made to “Details of the Offering”.
In the opinion of counsel, the Debentures will qualify for investment under certain statutes as set out under “Eligibility for Investment”.
Price: 100

		Underwriters’	Net Proceeds to
	Price to public (1)	fees	the Corporation (2)
Per Unit	100%	0.95%	99.05%
Total	$125,000,000	$1,187,500	$123,812,500

(1)	Plus accrued interest, if any, from December 12, 1989 to the date of delivery.

(2)	Before deducting expenses of issue estimated at $200,000.
We, as principals, conditionally offer the Debentures, subject to prior sale, if, as and when issued by the Corporation and accepted by us in accordance with the conditions contained in the Underwriting Agreement referred to under “Plan of Distribution” and subject to the approval of certain legal matters on behalf of the Corporation by Ogilvy Renault, Montreal, and on our behalf by Stikeman, Elliott, Montreal.
Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is intended that the closing of the offering will take place on December 12, 1989 or such other date as may be agreed upon, but not later than December 28, 1989.
November 21, 1989.

Canadian Pacific Forest Products Limited

Production Facilities

GOLD RIVER
VANCOUVER
CALGARY
WASHINGTON
DRYDEN
THUNDER BAY
LA TUQUE
GATINEAU
MONTREAL
TORONTO
DALHOUSIE
HALIFAX
ST. JOHN'S
NEWSPRINT, GROUNDWOOD SPECIALTIES
MARKET PULP
TISSUE
WHITE PAPER
WOOD PRODUCTS
PAPERBOARD, PACKAGING
CONVERTING

2

SUMMARY OF THE OFFERING

Issue:	10.85% Debenture Due 2014.

Amount:	$125 million.

Issue Price:	100 plus accrued interest, if any.

Interest:	10.85% per annum payable semi-annually on May 31 and November 30, commencing May 31, 1990.

Redemption:	Redeemable at any time at the higher of the Canada Yield Price and par.

Purchase for Cancellation:	Debentures may be purchased for cancellation at any time in the market or by tender or private contract at any price.

Purchase Funds:	Commencing January 1, 1997, the Corporation will make all reasonable efforts to purchase for cancellation during each calendar quarter (cumulative within the same calendar year) 1% of the aggregate principal amount of the Debentures, at prices below par. If the Corporation purchases such percentage of Debentures during each quarter, the average life of the Debentures would be approximately 18.5 years.

Rank:	The Debentures will be direct unsecured obligations of the Corporation.

Negative Pledge:	The Debentures will have the benefit of a negative pledge.

Put Right of Holders:	Upon the occurrence of both a Designated Event and a Rating Decline, each holder of Debentures may require the Corporation to purchase, on the Repayment Date, all or any portion of its Debentures at a price equal to the Put Price, unless a Rating Recovery has occurred.

Use of Proceeds:	The net proceeds to the Corporation from the sale of the Debentures will be used to reimburse long-term bank indebtedness primarily incurred to finance the Corporation’s capital expenditure program.

Interest and Asset Coverages:	Interest coverage on consolidated long-term debt, including this issue, for the 12 months ended September 30, 1989: 13.1 times.

Consolidated net tangible asset coverage of long-term debt, including this issue, as at September 30, 1989:

— before deduction of deferred income taxes: 7.2 times; and

— after deduction of deferred income taxes: 5.9 times.
The above information is a summary only and is qualified by the more detailed information appearing elsewhere in this short form prospectus or incorporated by references herein.

DOCUMENTS INCORPORATED BY REFERENCE
     The following documents filed by the Corporation with the various securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference in and form an integral part of this short form prospectus:
(1)	the Corporation’s Annual Information Form dated June 13, 1989, including the audited consolidated financial statements of the Corporation for the year ended December 31,1988 together with the auditors’ report thereon;

(2)	The Corporation’s Management Proxy Circular dated February 17, 1989; and

(3)	the Corporation’s first, second and third quarter reports to shareholders which include the unaudited consolidated financial statements for each of the periods ended March 31, June 30 and September 30, 1989, respectively.
     Any documents of the type referred to in the preceding paragraph and any material change report (excluding confidential material change reports) filed by the Corporation with a securities commission or any similar authority in Canada after the date of this short form prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this short form prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this short form prospectus.

ELIGIBILITY FOR INVESTMENT
     In the opinion of Ogilvy Renault, counsel for the Corporation, and Stikeman, Elliott, counsel for the Underwriters, the Debentures offered hereby will be, at the date of original delivery, eligible investments without resort to the so-called “basket” provisions, but subject to general investment provisions:
(a)	for insurance companies registered or licensed under the Canadian and British Insurance Companies Act (Canada) or the Foreign Insurance Companies Act (Canada); and

(b)	for pension funds registered under the Pension Benefits Standards Act, 1985 (Canada) or An Act respecting supplemental pension plans (Quebec).
     In the opinion of such counsel, the provisions of the Pension Benefits Act, 1987 (Ontario) and the Regulations thereunder would not, subject to compliance with the prudent investment criteria contained therein and the general investment provisions thereof, preclude the funds of a pension plan registered thereunder from being invested in the Debentures at the date of original delivery, provided that where a statement of investment policies and goals is required to be filed under that Act or Regulations for such plan, such a statement has been filed, such statement has been established in accordance with the prudent investment criteria contained therein and further provided that the Debentures are within a category of investment specifically permitted and for which guidelines are established in such statement.
     In the opinion of such counsel, the provisions of the Loan and Trust Corporations Act, 1987 (Ontario) and the Regulations thereunder would not, subject to compliance with the prudent investment standards and the general investment provisions of that Act, preclude the funds received as deposits by loan corporations or trust corporations registered under that Act from being invested in the Debentures at the date of original delivery, without resort to the so-called “basket” provisions thereof.
     In the opinion of such counsel, the provisions of An Act respecting insurance (Quebec) would not, subject to compliance with the prudent investment standards and the general investment provisions of that Act, preclude an investment in the Debentures at the date of original delivery by an insurer governed by that Act, other than a mutual association or professional corporation.
     In the opinion of such counsel, the Debentures will also be, at the date of original delivery, qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plants, registered retirement income funds and deferred profit sharing plans other than trusts governed by deferred profit sharing plans for which any of the employers is the Corporation or is a corporation which does not deal with the Corporation at arm’s length.

THE CORPORATION
     Canadian Pacific Forest Products Limited is a corporation existing under the laws of Canada. It was incorporated by Certificate of amalgamation dated January 1, 1989 as a result of the amalgamation of CIP Inc. and Canadian Pacific Forest Products Limited (formerly known as Great Lakes Forest Products Limited). The Corporation is owned 79.68% by Canadian Pacific Limited through Canadian Pacific Enterprises Limited.
     References in this document to the “Corporation” refer to Canadian Pacific Forest Products Limited. References to “CP Forest” refer to the Corporation and its subsidiaries and affiliated operations including partnerships unless the context otherwise requires.
     The Corporation’s registered office is at Suite 800, Citibank Place, 123 Front Street West, Toronto, Ontario, M5J 2M8. The Corporation maintains its principal executive office at 1155 Metcalfe Street, Montreal, Quebec, H3B 2X1, and has other executive offices in Thunder Bay, Ontario and Vancouver, British Columbia.
     CP Forest is one of the world’s largest integrated forest products companies. It participates, directly and through its subsidiaries and affiliates, in six principal business segments: newsprint; market pulp; paperboard and packaging; white paper; tissue products; and lumber and other solid wood products. CP Forest has 16 primary integrated operations, one tissue mill and 11 converting operations across Canada. It employs approximately 15,200 people.
     In 1988, CP Forest’s sales reached $3 billion and year-end assets were $2.8 billion. About 70% of these sales were denominated in currencies other than Canadian dollars, principally in U.S. dollars. Newsprint and market pulp are CP Forest’s two largest business segments accounting for 40% and 26% of total 1988 sales respectively. CP Forest exports to more than 40 countries, with its largest market being the United States. It has a network of offices providing marketing and customer services in Canada, with additional offices in New York, Chicago, Atlanta, Seattle, Indianapolis, London, Tokyo, and Zurich.
USE OF PROCEEDS
     The estimated net proceeds to the Corporation from the sale of the Debentures offered hereby will be $123,612,500 after payment of expenses. The proceeds will be used to reimburse long-term bank indebtedness primarily incurred to finance the Corporation’s capital expenditure program.
DETAILS OF THE OFFERING
     The following is a brief summary of the material attributes and characteristics of the 10.85% Debentures Due 2014 (the “Debentures”). This summary does not purport to be complete and is qualified in its entirety by reference to the Trust Indenture referred to below.
Tbe Trust Indenture
     The Debentures will be issued pursuant to the provisions of a Trust Indenture to be dated as of December 12, 1989 between the Corporation and Montreal Trust Company, as Trustee. The Debentures will be direct obligations of the Corporation but will not be secured by any mortgage, pledge, hypothec or other charge. The aggregate principal amount of Debentures that may be issued by the Corporation under the Trust Indenture is limited to $125,000,000 and Debentures may only be issued upon the terms and subject to the conditions provided in the Trust Indenture.

The Debentures
     The Debentures will be dated December 12, 1989, will mature on November 30, 2014 and will bear interest at the rate of 10.85% per annum payable in equal semi-annual installments on May 31 and November 30 in each year with the first payment of interest to be payable on May 31, 1990. The principal of and interest on the Debentures will be payable in lawful money of Canada at any branch, at the holder’s option, in Canada of the chartered bank to be specified in the Trust Indenture.
     The Debentures will be issued as fully registered Debentures in denominations of $1,000 and integral multiples thereof.
Negative Pledge
     The Trust Indenture will include a covenant of the Corporation to the effect that, so long as any of the Debentures are outstanding, the Corporation will not and will not permit any subsidiary to create any mortgage, charge, hypothec, pledge or other security or encumbrance on any of their assets to secure any indebtedness for borrowed money without at the same time securing equally and rateably with such obligations all of the Debentures then outstanding under the Trust Indenture provided that such covenant shall not be applicable to:
(i)	any security on assets or interests in the assets in Ponderay Newsprint Company or Gold River Newsprint Limited Partnership, being joint ventures in which the Corporation or a subsidiary has an interest, to secure any present or future indebtedness of or related to such joint ventures;

(ii)	any security (except on fixed assets and shares of a subsidiary or affiliate) given to banks or others to secure any indebtedness for borrowed money payable on demand or maturing within 12 months of the date that such indebtedness is incurred;

(iii)	any purchase money mortgage (which will be defined in the Trust Indenture to include a mortgage on property purchased to secure all or part of the purchase price thereof or the cost of improvement thereof);

(iv)	any security to secure indebtedness assumed or incurred for the construction of townsites, employees’ housing, warehouses and/or office premises;

(v)	any security on any non-producing resource property to secure any indebtedness incurred for the development or improvement of non-producing resource property;

(vi)	security in favour of a government in Canada or the United States;

(vii)	any security in favour of the Corporation or any wholly-owned subsidiary;

(viii)	any security required to be given or granted by any subsidiary pursuant to the terms of any trust deed or similar document entered into prior to the date it became a subsidiary;

(ix)	any renewal, replacement or extension of any of the foregoing, provided that the principal amount of the indebtedness secured thereby is not increased except in the case of indebtedness referred to in (i) and (ii) above and any indebtedness of or related to joint ventures or partnerships in which the Corporation or a subsidiary has an interest but does not alone have the power to effect such renewal, replacement or extension; or

(x)	any other security if, after giving effect thereto, the aggregate principal amount of indebtedness secured thereby and by other security created pursuant to this clause (x) would not be greater than 10% of consolidated shareholders’ equity of the Corporation.

Put Right of Holders upon a Designated Event and a Rating Decline
Put Right
     Upon the occurrence of both a Designated Event and a Rating Decline, each holder of Debentures may require the Corporation to purchase, on the Repayment Date all or any portion of its Debentures at a price equal to the Put Price in effect on the 30th day preceding the Repayment Date, together with accrued interest to the Repayment Date.
     If, prior to the 30th day preceding a Repayment Date, a Rating Recovery shall occur, the holders of the Debentures shall no longer have the right to require the Corporation to purchase their Debentures on such Repayment Date.
     At any time prior to the 90th day following a Rating Decline Date, the Corporation shall have the right to increase the interest rate borne by the Debentures and shall notify the Debentureholders of such increased rate. Following the giving of each notice each Debentureholder shall have the right to require the Corporation to purchase, on the Repayment Date, all or any portion of its Debentures at a price equal to the Put Price in effect on the date of such notice (which Put Price shall be set forth in the notice), together with accrued interest to such Repayment Date. If any holder of Debentures does not exercise its right to require the Corporation to so purchase its Debentures, then its Debentures shall bear interest at the increased rate set forth in such notice by the Corporation, as and from the Rating Decline Date, unless the Corporation has exercised its right set forth in the paragraph below.
     If 90% or more in aggregate principal amount of the Debentures outstanding on the 30th day preceding a Repayment Date have been tendered for purchase on such Repayment Date, the Corporation shall have the right to purchase all of the remaining Debentures at such date at the Put Price, together with accrued interest to such date. Notice of such purchase shall be given to the Trustee prior to the said Repayment Date and as soon as possible thereafter by the Trustee to the holders of the Debentures.
Notices
     The Trust Indenture will contain the following notification provisions:
(i)	The Corporation shall promptly give written notice to the Trustee of the occurrence of any Designated Event and Rating Decline and the Trustee shall thereafter give to the Debentureholders a notice setting forth in reasonable detail the Designated Event, the Rating Decline, the repayment right of the Debentureholders, the right of the Corporation to give a notice of an increased interest rate, the termination of all such rights upon the occurrence of a Rating Recovery and the right of the Corporation to purchase untendered Debentures under certain circumstances;

(ii)	If a Rating Recovery has occurred, the Corporation shall so notify the Trustee who shall promptly notify the Debentureholders of such occurrence and the consequences thereof;

(iii)	If the Corporation has not increased the interest rate borne by the Debentures in accordance with the foregoing, the Trustee shall, on the 90th day following a Rating Decline Date, give notice to the Debentureholders of their right to require the Corporation to purchase their Debentures, which notice shall set forth the Put Price in effect on the date of such notice; and

(iv)	To exercise the right to require the Corporation to purchase its Debentures, a Debentureholder shall deliver to the Trustee, not more than 30 days and not less than four business days prior to the Repayment Date, written notice of the holder’s exercise of such right, together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer.

Definition
     For purposes of the foregoing rights, the Trust Indenture will define the following terms substantially as follows:
     “Continuing Director” at any date shall mean an individual who was a member of the Board of Directors of the Corporation on the date of the Trust Indenture or who shall have become a member thereof subsequent to such date (i) with the approval of at least a majority of the Continuing Directors then members of the Board of Directors of the Corporation or (ii) following the election of such member at an annual general meeting of shareholders to replace a director who has died or who has resigned or otherwise retired in the ordinary course, provided that the number of directors that may be so elected to replace a director who has resigned or otherwise retired, shall not exceed 20% of the number of directors in office immediately prior to the previous annual general meeting of shareholders.
     “Designated Event” shall be deemed to have occurred each time:
(i)	a person (within the meaning of the Securities Act (Ontario) as enacted on the date of the Trust Indenture (the “Act”)), alone or with its affiliates, associates or persons with whom such person is acting jointly or in concert (all within the meaning of the Act), becomes the beneficial owner (within the meaning of the Act) of more than 30% of the total voting rights attaching to all classes of shares then outstanding of the Corporation having under all circumstances the right to elect directors (the “Voting Shares”) or subsequently increases such beneficial ownership from 50% or less to a majority of the Voting Shares of the Corporation; provided that this clause(i) shall not apply to the acquisition of shares of the Parent Company; or

(ii)	the individuals who are Continuing Directors shall cease for any reason to constitute at least two-thirds of the Board of Directors of the Corporation; or

(iii)	the Corporation consolidates or amalgamates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates or amalgamates with or merges into the Corporation, in any such event pursuant to a transaction in which outstanding Voting Shares of the Corporation are changed into or exchanged for cash, securities or other property, provided that there shall be excluded from the application of this clause (iii) such transactions (a) between the Corporation and its subsidiaries or between subsidiaries, (b) involving solely the establishment of a public holding company for the Corporation, or (e) involving the exchange of the Corporation’s Voting Shares as consideration in the acquisition of another business or businesses (without change or exchange of the Corporation’s outstanding Voting Shares into or for cash, securities or other property); or

(iv)	the Corporation or any subsidiary of the Corporation purchases or otherwise acquires, directy or indirectly, beneficial ownership of Voting Shares of the Corporation if, after giving effect to such purchase or acquisition, the Corporation (together with its subsidiaries) shall have acquired 30% or more of the Corporation’s Voting Shares within any 12-month period calculated by reference to the Voting Shares outstanding at the beginning of such period; or

(v)	on any date (a “Calculation Date”) the Corporation makes any distribution or distributions of cash, property or securities (excluding regular dividends and distributions of non-redeemable and non-retractable shares of the Corporation) to holders of Voting Shares of the Corporation or purchases or otherwise acquires beneficial ownership of Voting Shares of the Corporation and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the preceding 12-month period, is at least 30% of the fair market value of the outstanding Voting Shares of the Corporation. This last percentage is calculated on each Calculation Date by dividing (x) the fair market value of the distributions and purchases which have occurred on such Calculation Date by (y) the fair market value of the Corporation’s outstanding Voting Shares immediately prior to such distributions or purchases, and adding to that percentage all of the percentages which have been similarly calculated on the dates of all such distributions and purchases during the preceding 12-month period.
     “Full Rating Category” shall mean (i) with respect to CBRS, any of the following categories: B+, B, C++, C+ and C, (ii) with respect to DBRS, any of the following categories: BB, B, CCC, CC and C and (iii) with respect to any other Rating Agency, the equivalent of any such category of CBRS or DBRS used by such other Rating Agency. In determining whether the rating of the Debentures has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (high and low for CBRS and for DBRS or the equivalent gradation for another Rating Agency) shall constitute one-third of a Full Rating Category. Thus, with respect to DBRS, a decline in a rating from BB (high) to B (high) will constitute a decline of one Full Rating Category, and a decline in a rating from BB (high) to BB or BB (low) will constitute a decline of less than one Full Rating Category.
     “Investment Grade” shall mean B++ (low) or higher by CBRS or BBB (low) or higher by DBRS or the equivalent of such ratings by CBRS or DBRS or by any other Rating Agency.
     “Parent Company” shall mean the company which, on the date of the Trust Indenture, owns all of the outstanding shares of the Corporation’s current majority shareholder.
     “Put Price” on any date shall mean a price equal to the price of the Debentures calculated to provide a yield to maturity equal to the Government of Canada Yield (as defined under “Redemption”) plus 0.75% on the business day preceding such date.
     “Rating Agency” shall mean Canadian Bond Rating Service Limited and its successors (“CBRS”) or Dominion Bond Rating Service Limited and its successors (“DBRS”) or, if CBRS or DBRS or both shall not make a rating on the Debentures publicly available, a recognized securities rating agency or agencies, as the case may be, selected by the Corporation which shall be substituted for CBRS or DBRS or both, as the case may be.
     “Rating Date” shall mean the date which is 120 days prior to public disclosure of the occurrence of a Designated Event.
     “Rating Decline” shall be deemed to have occurred if on any date within the 90-day period following public disclosure of the occurrence of a Designated Event (which period shall be extended so long as the rating of the Debentures is under publicly announced consideration for possible downgrade by a Rating Agency):
(a)	where the Debentures were rated by a Rating Agency on the Rating Date as Investment Grade, the rating of the Debenture by such Rating Agency is below Investment Grade; or

(b)	where the Debentures were rated by a Rating Agency on the Rating Date below Investment Grade, the rating of the Debentures by such Rating Agency is at least one Full Rating Category below the rating of the Debentures by such Rating Agency on the Rating Date.
     “Rating Decline Date” shall be the date on which a Rating Decline is deemed to have occurred after a Designated Event.
     “Rating Recovery” shall be deemed to have occurred if the rating of the Debentures by each Rating Agency which has effected a Rating Decline is re-established to at least the rating existing at the Rating Date.
     “Repayment Date” shall be a date which is 120 days following a Rating Decline Date or, if the Corporation has given to the Debentureholders a notice of increased interest rate on the Debentures, the 30th day following the giving of such notice (or if either such date is not a business day, then the business day next succeeding such date).
Redemption
     The Debentures will be redeemable, at the Corporation’s option, in whole at any time or in part from time to time, on not more than 60 and not less than 30 days’ prior notice, at the higher of the Canada Yield Price (as defined below) and par, together with accrued and unpaid interest to the date fixed for redemption.
     “Canada Yield Price” shall mean, in effect, a price equal to the price of the Debentures calculated to provide a yield to maturity equal to the Government of Canada Yield plus 0.50% on the business day preceding the date of the resolution authorizing the redemption. “Government of Canada Yield” on any date shall mean, in effect, the yield to maturity on such date compounded semi-annually which a non-callable Government of Canada Bond would carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity equal to the remaining term to maturity of the Debentures; the

Government of Canada Yield will be provided by two major Canadian investment dealers selected in accordance with the terms of the Trust Indenture.
     Where less than all of the outstanding Debentures are to be redeemed, the Debentures so to be redeemed will be selected by the Trustee in such a manner as it shall deem equitable.
Purchase
     The Debentures may be purchased by the Corporation in the open market or by tender or private contract at any price. Debentures purchased or redeemed by the Corporation shall be cancelled and may not be reissued.
Purchase Fund
     The Corporation will covenant in the Trust Indenture that, commencing January 1, 1997, it will make all reasonable efforts to purchase for cancellation in the open market during each calendar quarter an amount equal to 1% of the aggregate principal amount of the Debentures outstanding on the date of their issue, at prices below par plus accrued and unpaid interest and costs of purchase.
     If, in any of the first three calendar quarters of a calendar year, the Corporation is unable to purchase such principal amount of the Debentures for any reason, including the fact that the Debentures did not trade below par, such purchase fund obligation for any such calendar quarter, to the extent unfulfilled, will be carried forward for the succeeding quarter or quarters of the said calendar year. All purchase fund obligations which the Corporation has been unable to fulfill during any calendar year shall become extinguished as at the end of such year.
     The Debentures which the Corporation is obligated to purchase during any calendar quarter pursuant to this provision will be reduced by the aggregate principal amount of the Debentures redeemed or purchased by the Corporation in the same calendar quarter otherwise than pursuant to this provision.
Consolidation, Merger, Conveyance and Transfer
     The Corporation shall not consolidate with, amalgamate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any person, unless (a) the corporation formed by such consolidation or amalgamation or into which the Corporation is merged or the person which acquires by operation of law or by conveyance or by transfer the assets of the Corporation substantially as an entirety shall be a corporation organized or existing under the laws of Canada or any Province or Territory thereof and shall (except where such assumption is deemed to have occurred by the sole operation of law) expressly assume, by a supplemental trust indenture, the due and punctual payment of the principal of and interest on all the Debentures and the performance of every covenant of the Corporation under the Trust Indenture and (b) after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing under the Trust Indenture.
Modification
     The Trust Indenture will provide that modifications of such Trust Indenture and of the Debentures may be made if authorized by extraordinary resolution. The term “extraordinary resolution” will be defined in the Trust Indenture to mean, in effect, a resolution passed by the affirmative vote of the holders of 66⅔% of the principal amount of the Debentures represented at a meeting of Debentureholders or an instrument or instruments in writing signed by the holders of 66⅔% of the principal amount of the Debentures.

PLAN OF DISTRIBUTION
     Under an agreement dated November 21, 1989 (the “Underwriting Agreement”) between the Corporation and RBC Dominion Securities Inc., Wood Gundy Inc., Burns Fry Limited, ScotiaMcLeod Inc. and Toronto Dominion Securities Inc. (the “Underwriters”), the Corporation has agreed to sell and the Underwriters have agreed to purchase all but not less than all of the $125,000,000 principal amount of Debentures on or about December 12, 1989 or such later date not later than December 28, 1989 as may be agreed upon, at an aggregate price of $125,000,000 plus accrued interest, if any, from December 12, 1989 to the closing date, upon and subject to the terms and conditions contained therein. The Corporation has agreed to pay a fee of $1,187,500 to the Underwriters for their services in connection with the issue which will be paid out of the general corporate funds of the Corporation.
     The obligations of the Underwriters under the Underwriting Agreement may be terminated at their discretion upon the occurrence of certain stated events. The Underwriters are obligated, however, to take up and pay for all the Debentures if any of the Debentures are purchased under the Underwriting Agreement.
     In connection with this offering, the Underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Debentures offered hereby at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
MATERIAL CHANGES IN LOAN CAPITAL IN 1989
     Since December 31, 1988, the consolidated long-term debt of the Corporation has increased by $189.9 million to $304.6 million as at September 30, 1989. The increase was incurred primarily to finance its existing capital expenditure program and was obtained from the various long-term bank lines of credit available to the Corporation. In addition, since December 31, 1988, the Corporation’s share of the long-term bank debt of Ponderay Newsprint Company and Gold River Newsprint Limited Partnership has increased by $86.8 million to $232.0 million as at September 30, 1989. The increase was incurred to finance the construction projects of these joint ventures.
INTEREST AND ASSET COVERAGES
     The following financial ratios are calculated as at September 30, 1989 or for 12 months then ended, after giving effect to this issue and the use of proceeds thereof:

Interest coverage on consolidated long-term debt of the Corporation	13.1 times
Consolidated net tangible asset coverage of long-term debt:
— before deduction of deferred income taxes	7.2 times
— after deduction of deferred income taxes	5.9 times
TRANSFER AGENT AND REGISTRAR
     Montreal Trust Company at its principal office in the cities of Halifax, Montreal, Toronto, Winnipeg, Calgary and Vancouver will be the transfer agent and registrar for the Debentures.

Date: November 21, 1989
CERTIFICATE OF THE CORPORATION
     The foregoing, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Nova Scotia. For the purpose of the Securities Act (Quebec), this short form prospectus, as supplemented by the documents incorporated herein by reference, contains no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

Cecil S. Flenniken	Paul E. Gagné
Chairman, President and	Executive Vice-President.
Chief Executive Officer	Finance, Accounting and Logistics,
(Chief Financial Officer)
On behalf of the Board of Directors

R. C. Meech	Michel Bélanger
Director	Director
CERTIFICATE OF THE UNDERWRITERS
     To the best of our knowledge, information and belief, the foregoing, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this short form prospectus as required by the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick and Nova Scotia. For the purpose of the Securities Act (Quebec), to our knowledge, this short form prospectus, as supplemented by the documents incorporated herein by reference, contains no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.

RBC Dominion Securities Inc.		Wood Gundy Inc.

Per:		Per:
	T. T. Pepper		Conrad H. Harrington

Burns Fry Limited		ScotiaMcleod inc.		Toronto Dominon Securities Inc.

Per:		Per:		Per:
	G. A. Edwards		P. Matuszewski		Robert J. Keating
     The following includes the names of every person having an interest, either directly or indirectly, to the extent of not less than 5% in the capital of:
RBC Dominion Securities Inc.: RBC Dominion Securities Limited, a majority-owned subsidiary of a Canadian chartered bank;
Wood Gundy Inc.: a wholly-owned subsidiary of The CIBC Wood Gundy Corporation, a majority-owned subsidiary of a Canadian chartered bank;
Burns Fry Limited: wholly-owned by Burns Fry Holdings Corporation;
ScotiaMcleod Inc.: a wholly-owned subsidiary of a Canadian chartered bank; and
Toronto Dominion Securities Inc.: a wholly-owned subsidiary of a Canadian chartered bank.